                                                                   EXHIBIT 10.14

================================================================================

                                 DEED OF LEASE

                                    between

                     JBG/SPRING PARK LIMITED PARTNERSHIP,
                        a Virginia limited partnership,

                                 as Landlord,


                                      and


                         EXODUS COMMUNICATIONS, INC.,
                           a California corporation,


                                   as Tenant


                             Dated:  June 30, 1997

================================================================================

                           For Premises Located at

                       470 Spring Park Place, Suite 1000
                            Herndon, Virginia 22070

                                 TABLE OF CONTENTS
                                 -----------------

                                                                                              Page
                                                                                              ----
ARTICLE 1
BASIC LEASE PROVISIONS                                                                           1
      1.1   Premises........................................................................     1
      1.2   Building........................................................................     1
      1.3   Park............................................................................     1
      1.4   Term............................................................................     1
      1.5   Commencement Date...............................................................     1
      1.6   Expiration Date.................................................................     1
      1.7   Base Rent.......................................................................     1
      1.8   Security Deposit................................................................     2
      1.9   Tenant's Proportionate Share of Building Operating Expenses ("BOE").............     2
      1.10  Tenant's Proportionate Share of Park Common Area Maintenance Expenses ("PCAM")..     2
      1.11  Tenant's Proportionate Share of Real Estate Taxes...............................     2
      1.12  Parking Space Allocation........................................................     3
      1.13  Permitted Use...................................................................     3
      1.14  Broker(s).......................................................................     3
      1.15  Building Tax Parcel.............................................................     3
      1.16  Landlord's Address..............................................................     3
      1.17  Tenant's Address................................................................     3

ARTICLE 2
DEFINITIONS.................................................................................     3
      2.1   Additional Rent.................................................................     3
      2.2   Agents..........................................................................     3
      2.3   Alterations.....................................................................     3
      2.4   BOE.............................................................................     4
      2.5   Calendar Year...................................................................     4
      2.6   Event of Default................................................................     4
      2.7   Herein, hereafter, hereunder and hereof.........................................     4
      2.8   Interest Rate...................................................................     4
      2.9   Land............................................................................     4
      2.10  Lease Year......................................................................     4
      2.11  Mortgage........................................................................     4
      2.12  Mortgagee.......................................................................     4
      2.13  Park Common Area................................................................     4
      2.14  PCAM............................................................................     4
      2.15  Parking Facilities..............................................................     4
      2.16  Real Estate Taxes...............................................................     5
      2.17  Rent............................................................................     5
      2.18  Rules and Regulations...........................................................     5
      2.19  Substantial Completion..........................................................     5
      2.20  Substantial Part................................................................     5
      2.21  Work Agreement..................................................................     5

ARTICLE 3

THE PREMISES..................................................................................   5
      3.1   Lease of Premises.................................................................   5
      3.2   Landlord's Reservations...........................................................   5
      3.3   Access............................................................................   5

ARTICLE 4
TERM..........................................................................................   5

ARTICLE 5
RENT..........................................................................................   6

      5.1   Base Rent.........................................................................   6
      5.2   Payment of Base Rent..............................................................   6
      5.3   Additional Rent...................................................................   6
      5.4   Acceptance of Rent................................................................   6

ARTICLE 6
SECURITY DEPOSIT..............................................................................   6
      6.1   General...........................................................................   6
      6.2   Security in the Form of Cash......................................................   6
      6.3   Security in the Form of an Irrevocable Letter of Credit...........................   7
      6.4   Post Move-Out Inspection..........................................................   7

ARTICLE 7
PARK COMMON AREA MAINTENANCE EXPENSES ("PCAM") AND
BUILDING OPERATING EXPENSES ("BOE")...........................................................   7

      7.1   Tenant's Proportionate Shares of PCAM and BOE.....................................   7
      7.2   PCAM Defined......................................................................   7
      7.3   BOE Defined.......................................................................   9
      7.4   Exclusions from PCAM and BOE......................................................  10
      7.5   Estimated Payments................................................................  10
      7.6   Actual PCAM and BOE...............................................................  10
      7.7   Tenant's Right to Audit...........................................................  11

ARTICLE 8
TAXES.........................................................................................  11

ARTICLE 9
PARKING.......................................................................................  12
     9.1    Parking Spaces....................................................................  12
     9.2    Changes to Parking Facilities.....................................................  12

ARTICLE 10
USE...........................................................................................  12

ARTICLE 11
ASSIGNMENT AND SUBLETTING.....................................................................  12
      11.1  Consent...........................................................................  12
      11.2  Surrender.........................................................................  13
      11.3  Assignment or Subletting to Subsidiary or Affiliate of Tenant.....................  13

ARTICLE 12
MAINTENANCE AND REPAIR........................................................................  13
      12.1  Landlord's Obligation.............................................................  13
      12.2  Tenant's Obligation...............................................................  13
      12.3  Landlord's Right to Maintain or Repair............................................  14



ARTICLE 13
INITIAL CONSTRUCTION; ALTERATIONS.............................................................  14
      13.1  Initial Construction..............................................................  14
      13.2  Alterations.......................................................................  14
      13.3  Removal of Alterations............................................................  15
      13.4  Landlord Alterations..............................................................  15

ARTICLE 14
SIGNS.........................................................................................  15

ARTICLE 15
TENANT'S EQUIPMENT AND PROPERTY...............................................................  15
      15.1  Moving Tenant's Property..........................................................  15
      15.2  Installing and Operating Tenant's Equipment.......................................  16

ARTICLE 16
RIGHT OF ENTRY................................................................................  16

ARTICLE 17
INSURANCE.....................................................................................  16
      17.1  Insurance Rating..................................................................  16
      17.2  Liability Insurance...............................................................  16
      17.3  Insurance for Personal Property...................................................  16
      17.4  Requirements of Insurance Coverage................................................  16
      17.5  Waiver of Subrogation.............................................................  17
      17.6  Security..........................................................................  17
      17.7  Landlord's Insurance..............................................................  17

ARTICLE 18
LANDLORD SERVICES AND UTILITIES...............................................................  17
      18.1  Ordinary Services to the Premises.................................................  17
      18.2  Utility Charges...................................................................  17

ARTICLE 19
LIABILITY OF LANDLORD.........................................................................  18
      19.1  No Liability......................................................................  18
      19.2  Indemnity of Tenant in Favor of Landlord..........................................  18
      19.3  Indemnity of Landlord in Favor of Tenant..........................................  18

ARTICLE 20
RULES AND REGULATIONS.........................................................................  18

ARTICLE 21
DAMAGE; CONDEMNATION..........................................................................  19
      21.1   Damage to the Premises...........................................................  19
      21.2   Condemnation.....................................................................  19

ARTICLE 22
DEFAULT.......................................................................................  20
      22.1   Events of Default................................................................  20
      22.2   Landlord's Remedies..............................................................  20
      22.3   Rights Upon Possession...........................................................  20
      22.4   No Waiver........................................................................  21
      22.5   Right of Landlord to Cure Tenant's Default.......................................  21
      22.6   Late Payment.....................................................................  21
      22.7   Landlord Default.................................................................  21

ARTICLE 23
MORTGAGES.....................................................................................  21
      23.1   Subordination....................................................................  21
      23.2   Mortgagee Protection.............................................................  22
      23.3   Modification Due to Financing....................................................  22
      23.4   Non-Disturbance..................................................................  22

ARTICLE 24
SURRENDER; HOLDING OVER.......................................................................  22
      24.1   Surrender of the Premises........................................................  22
      24.2   Holding Over.....................................................................  23

ARTICLE 25
QUIET ENJOYMENT...............................................................................  23

ARTICLE 26
TENANT'S COVENANTS REGARDING HAZARDOUS MATERIALS..............................................  23
      26.1   Definition.......................................................................  23
      26.2   General Prohibition..............................................................  23
      26.3   Notice...........................................................................  24
      26.4   Survival.........................................................................  24

ARTICLE 27
MISCELLANEOUS.................................................................................  25
      27.1   No Representations by Landlord...................................................  25
      27.2   No Partnership...................................................................  25
      27.3   Brokers..........................................................................  25
      27.4   Estoppel Certificate.............................................................  25
      27.5   Waiver of Jury Trial.............................................................  25
      27.6   Notices..........................................................................  26
      27.7   Invalidity of Particular Provisions..............................................  26
      27.8   Gender and Number................................................................  26
      27.9   Benefit and Burden...............................................................  26
      27.10  Entire Agreement.................................................................  26
      27.11  Authority........................................................................  26

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
      27.12  Attorneys' Fees..................................................................  26
      27.13  Interpretation...................................................................  27
      27.14  No Personal Liability; Sale......................................................  27
      27.15  Time of the Essence..............................................................  27
      27.16  Force Majeure....................................................................  27
      27.17  Headings.........................................................................  27
      27.18  Memorandum of Lease..............................................................  27
      27.19  Intentionally Omitted............................................................  27
      27.20  Intentionally Omitted............................................................  27
      27.21  Effectiveness....................................................................  27
      27.22  Right of Second Offer............................................................  27

                               LIST OF EXHIBITS
                               ----------------

Exhibit A-1    Plan Showing Premises

Exhibit A-2    Plat Showing Land and Building

Exhibit A-3    Location of Back-up Electrical Generator

Exhibit B      Work Agreement

Exhibit C      Rules and Regulations

Exhibit D      Form of Security Deposit Letter of Credit

                                 DEED OF LEASE


     THIS DEED OF LEASE (this "Lease") is made as of the 30th day of June, 1997 (the "Date of Lease") by JBG/SPRING PARK LIMITED PARTNERSHIP, a Virginia limited partnership ("Landlord"), and EXODUS COMMUNICATIONS, INC., a California corporation ("Tenant").

     Landlord and Tenant, intending legally to be bound, hereby covenant and agree as set forth below.

                                   ARTICLE 1
                            BASIC LEASE PROVISIONS

     The following terms, when used herein, shall have the meanings set forth below.

     1.1  PREMISES.  For purposes of this Lease, the gross rentable square
          --------
footage of the Premises shall be deemed to be 15,911 square feet (determined in accordance with the standard method of measurement employed by the Washington, D.C. Association of Realtors, Inc. as of January 1, 1989), known as of the Date of Lease as Suite 1000 and located on the lower level of the Building, as outlined on Exhibit A-1 attached hereto and made a part hereof.
            -----------

     1.2  BUILDING.  The building containing approximately 52,855 gross rentable
          --------
square feet shown on Exhibit A-2 attached hereto and made a part hereof, and all alterations, additions, improvements, restorations or replacements now or hereafter made thereto, with an address of:

                                  470 Spring Park Place
                                 Herndon, Virginia  22070

The Building is a part of the Park.

     1.3  PARK.  Spring Park Technology Center, which is developed with eight
          ----
(8) buildings containing a total of approximately 359,323 gross rentable square feet of space. The Park consists, collectively, of four (4) separate tax parcels, each designated by the local government having jurisdiction with respect to Real Estate Taxes, and which for purposes of this Lease, shall be referred to as "Tax Parcel No. 1" (containing the buildings known as 450 Spring Park Place and 460 Spring Park Place), "Tax Parcel No. 2" (containing the buildings known as 455 Spring Park Place and 465 Spring Park Place), "Tax Parcel No. 3" (containing the buildings known as 470 Spring Park Place and 480 Spring Park Place), and "Tax Parcel No. 4" (containing the buildings known as 475 Spring Park Place and 485 Spring Park Place).

     1.4  TERM.  Seven (7) years and three (3) months.
          ----

     1.5  COMMENCEMENT DATE.  July 1, 1997.
          -----------------

     1.6  EXPIRATION DATE.  September 30, 2004.
          ---------------

     1.7  BASE RENT.  $15.00 for each rentable square foot of the Premises for
          ---------
the first (1st) Lease Year, which is equal to a total of $238,665.00 for the first (1st) Lease Year payable in equal monthly installments of $19,888.75. The Base Rent shall be increased annually by an amount equal to three percent (3%) of the Base Rent for the previous Lease Year, commencing the second (2nd) Lease Year, in accordance with the following schedule:

             LEASE YEAR         ANNUAL BASE RENT         MONTHLY INSTALLMENT
             ----------         ----------------         -------------------

                  2             $245,824.95              $20,485.41

                  3             $253,199.69              $21,099.97

                  4             $260,795.68              $21,732.97

                  5             $268,619.55              $22,384.96

                  6             $276,678.13              $23,056.51

                  7             $284,978.47              $23,748.21

                  8             $293,527.82              $24,460.65

Notwithstanding anything to the contrary set forth elsewhere in this Lease, Tenant shall have no obligation to pay any Base Rent to Landlord for or in connection with the months of July, August or September of 1997. If the Expiration Date is not the last day of a calendar month, the Base Rent payable by Tenant to Landlord with respect to such calendar month shall be prorated.

     1.8   SECURITY DEPOSIT.  $125,000.00 in the form of a letter of credit
           ----------------
meeting the requirements of Article 6 of this Lease; provided, however, that if on June 30, 1998 no Event of Default shall exist and no event or circumstances shall exist which, with the passage of the time or the giving of notice, or both, might constitute an Event of Default, then and on and after such date, the Security Deposit which Tenant shall be required to provide to Landlord pursuant to this Lease for and with respect to the remainder of the Term shall be reduced by $25,000.00 to $100,000.00; and, provided further, that if on June 30, 1999 no Event of Default shall exist and no event or circumstances shall exist which, with the passage of the time or the giving of notice, or both, might constitute an Event of Default, then and on and after such date, the Security Deposit which Tenant shall be required to provide to Landlord pursuant to this Lease for and with respect to the remainder of the Term shall be reduced by $25,000.00 to (a) $75,000.00, if in accordance with the terms and conditions of this Section 1.8 the Security Deposit shall have been reduced by $25,000.00 on June 30, 1998, or
(b) to $100,000.00, if in accordance with the terms and conditions of this
Section 1.8 no reduction of the amount of Security Deposit shall have been made on June 30, 1998. Notwithstanding anything to the contrary set forth in the preceding provisions of this Section 1.8, Landlord and Tenant acknowledge and agree that if both of the reductions in the amount of the Security Deposit described in the preceding provisions of Section 1.8 shall have become effective in accordance with the terms and conditions hereof, the amount of the Security Deposit which Tenant shall be required to maintain in effect on and after July 1, 1999 shall be $75,000.00.

     1.9   TENANT'S PROPORTIONATE SHARE OF BUILDING OPERATING EXPENSES ("BOE").
           -------------------------------------------------------------------
30.10% of the BOE (which percentage is based upon the Premises containing 15,911 gross rentable square feet of the total Building containing 52,855 gross rentable square feet).

     1.10  TENANT'S PROPORTIONATE SHARE OF PARK COMMON AREA MAINTENANCE EXPENSES
           ---------------------------------------------------------------------
("PCAM").  4.43% of the PCAM (which percentage is based upon the Premises
--------
containing 15,911 gross rentable square feet and the Park containing 359,323 gross rentable square feet).

     1.11  TENANT'S PROPORTIONATE SHARE OF REAL ESTATE TAXES.  15.16% of Real
           -------------------------------------------------
Estate Taxes (which percentage is based upon the Premises containing 15,911 gross rentable square feet and the Building Tax Parcel containing 104,922 gross rentable square feet).

     1.12  PARKING SPACE ALLOCATION.  Fifty-seven (57) spaces; provided,
           ------------------------
however, that if after the Date of Lease, the size of the Premises shall be increased, the Parking Space Allocation shall be increased by that number of spaces as shall equal the product of (a) 0.0036 and (b) the number of gross rentable square feet comprising such additional space in the Building leased by Tenant.

     1.13  PERMITTED USE.  General offices, including, without limitation,
           -------------
general offices for the conduct of a data center with related administrative functions.

     1.14  BROKER(S).  Landlord's: JBG Properties, Inc.
           ---------

                       Tenant's:  Cushman & Wakefield of Virginia, Inc.


     1.15  BUILDING TAX PARCEL.  Tax Parcel No. 3, as defined in Section 1.3 of
           -------------------
this Lease.

     1.16  LANDLORD'S ADDRESS.
           ------------------

           JBG/Spring Park Limited Partnership
           c/o JBG Properties, Inc.
           2751 Prosperity Avenue, Suite 150
           Fairfax, Virginia   22031
           Attention:  Mr. Thomas E. Finan, Portfolio Manager

     1.17  TENANT'S ADDRESS.
           ----------------

           Before occupancy:

           Exodus Communications, Inc.
           1605 Wyatt Drive
           Santa Clara, California  95054
           Attention:  Ms. Janice Fetzer, Director of Facilities

           After Occupancy:

           Exodus Communications, Inc.
           470 Spring Park Place, Suite 1000
           Herndon, Virginia  22070
           Attention:  Ms. Janice Fetzer, Director of Facilities


                                   ARTICLE 2
                                  DEFINITIONS

     The following terms, when used herein, shall have the meanings set forth below.

     2.1  ADDITIONAL RENT.  As defined in Section 5.3 of this Lease.
          ---------------

     2.2  AGENTS.  Officers, partners, directors, employees, agents, licensees,
          ------
customers, contractors and invitees.

     2.3  ALTERATIONS.  Alterations, decorations, additions or improvements of
          -----------
any kind or nature to the Premises or the Building, whether structural or non-structural, interior, exterior or otherwise.

     2.4  BOE.  As defined in Section 7.3 of this Lease.
          ---

     2.5   CALENDAR YEAR.  A period of twelve (12) months commencing on each
           -------------
January 1 during the Term, except that the first Calendar Year shall be that period from and including the Commencement Date through December 31 of that same year, and the last Calendar Year shall be that period from and including the last January 1 of the Term through the earlier of the Expiration Date or the date of termination of this Lease.

     2.6   EVENT OF DEFAULT.  As defined in Article 22 of this Lease.
           ----------------

     2.7   HEREIN, HEREAFTER, HEREUNDER AND HEREOF.  Under this Lease,
           ---------------------------------------
including, without limitation, all Exhibits and any Riders.

     2.8   INTEREST RATE.  The per annum interest rate listed as the base rate
           -------------
on corporate loans at large U.S. money center commercial banks as published from time to time under "Money Rates" in The Wall Street Journal plus three percent
                                    -----------------------
(3%), but in no event greater than the maximum rate permitted by law. In the event The Wall Street Journal ceases to publish such rates, Landlord shall
      -----------------------
choose at Landlord's reasonable discretion a similar publication which publishes such rates.

     2.9   LAND.  The piece or parcel of land described in Exhibit A-2 and all
           ----                                            -----------
rights, easements and appurtenances thereunto belonging or pertaining, or such portion thereof as shall be allocated by Landlord to the Building.

     2.10  LEASE YEAR.  Each consecutive twelve (12) month period elapsing after
           ----------
(i) the Commencement Date, if the Commencement Date occurs on the first (1st) day of a calendar month, or (ii) the first (1st) day of the calendar month following the Commencement Date if the Commencement Date does not occur on the first day of a month; provided, however, if the Commencement Date shall not occur on the first (1st) day of a calendar month, then the first (1st) Lease Year, as defined herein, shall begin on the Commencement Date and end on the first (1st) anniversary of the last day of the calendar month in which the Commencement Date shall occur.

     2.11  MORTGAGE.  Any mortgage, deed of trust, security interest or title
           --------
retention interest affecting the Building or the Land.

     2.12  MORTGAGEE.  The holder of any note or obligation secured by a
           ---------
mortgage, deed of trust, security interest or title retention interest affecting the Building or the Land, including, without limitation, lessors under ground leases, sale-leasebacks and lease-leasebacks.

     2.13  PARK COMMON AREA.  All areas, improvements, facilities and equipment
           ----------------
from time to time designated by Landlord for the common use or benefit of Tenant, other tenants of the Building or the Park and their Agents, including, without limitation, roadways, entrances and exits, landscaped areas, open areas, park areas, exterior lighting, service drives, loading areas, pedestrian walkways, sidewalks, atriums, courtyards, concourses, stairs, ramps, washrooms, maintenance and utility rooms and closets, exterior utility lines, hallways, lobbies, elevators and their housing and rooms, common window areas, common walls, common ceilings, common trash areas and Parking Facilities.

     2.14  PCAM.  As defined in Section 7.2 of this Lease.
           ----

     2.15  PARKING FACILITIES.  All parking areas now or hereafter made
           ------------------
available by Landlord for use by tenants, including, without limitation, open-air parking, parking decks and parking areas under or within the Building, whether reserved, exclusive, non-exclusive or otherwise.

     2.16  REAL ESTATE TAXES.  As defined in Article 8 of this Lease.
           -----------------

     2.17  RENT.  Base Rent and Additional Rent.
           ----

     2.18  RULES AND REGULATIONS.  The rules and regulations set forth in
           ---------------------
Exhibit B attached to and hereby made a part of this Lease, as the same may be amended or supplemented from time to time.

     2.19  SUBSTANTIAL COMPLETION.  As defined in the Work Agreement.
           ----------------------

     2.20  SUBSTANTIAL PART.  More than fifty percent (50%) of the rentable
           ----------------
square feet of the Premises or the Building, as the case may be.

     2.21  WORK AGREEMENT.  As set forth in Exhibit B.
           --------------                   ---------


                                   ARTICLE 3
                                 THE PREMISES

     3.1   LEASE OF PREMISES.  In consideration of the agreements contained
           -----------------
herein, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the Term and upon the terms and conditions hereinafter provided. As an appurtenance to the Premises, Tenant shall have the non-exclusive right, together with other tenants of the Building and their Agents, to use the Park Common Area. Landlord shall retain absolute dominion and control over the Park Common Area and shall operate and maintain the Park Common Area in such manner as Landlord, in its sole discretion, shall determine. Landlord expressly reserves the right permanently to change, modify or eliminate, or temporarily to close, any portion of the Park Common Area; provided, however, that no such change, modification or elimination of any portion of the Park Common Area shall materially adversely affect Tenant's right to use the Premises for the Permitted Use. The Premises are leased subject to, and Tenant agrees not to violate, all present and future covenants, conditions and restrictions of record which affect the Park.

     3.2   LANDLORD'S RESERVATIONS.  In addition to the other rights of Landlord
            ----------------------
under this Lease, Landlord reserves the right: (i) to change the street address and/or name of the Building; (ii) to install, erect, use, maintain and repair mains, pipes, conduits and other such facilities to serve the Building's tenants in and through the Premises; (iii) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building; and (iv) to control the use of the roof and exterior walls of the Building for any purpose. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or Tenant's use or occupancy of the Premises. Notwithstanding anything to the contrary set forth in the preceding provisions of this Section 3.2, no exercise by Landlord of any of the rights reserved to Landlord pursuant to clause (iii) of this Section 3.2 shall be made in such a manner as to materially adversely affect the right of Tenant to use the Premises for the Permitted Use.

     3.3   ACCESS.  Tenant shall have access to the Premises twenty-four (24)
           ------
hours per day, three hundred sixty-five (365) days per year, except in the case of emergency.

                                   ARTICLE 4
                                     TERM

     The Term shall commence on the Commencement Date and expire at midnight on the Expiration Date.

                                   ARTICLE 5
                                     RENT

     5.1  BASE RENT.  Tenant shall pay to Landlord the Base Rent as specified in
          ---------
Section 1.7 of this Lease.

     5.2  PAYMENT OF BASE RENT.  Base Rent for each Lease Year shall be payable
           -------------------
in equal monthly installments, in advance, without demand, notice, deduction, offset or counterclaim, on or before the first (1st) day of each and every calendar month during the Term; provided, however, that the installment of the Base Rent payable for the first (1st) full calendar month of the Term (and, if the Commencement Date occurs on a date other than on the first (1st) day of a calendar month, Base Rent prorated from such date until the first (1st) day of the following month) shall be due and payable on the full execution and delivery of this Lease. Tenant shall pay Base Rent and all Additional Rent, by good check, made payable to Landlord, or in lawful currency of the United States of America, to Landlord at P.O. Box 631047, Baltimore, Maryland 21263-1047 or to such other address or in such other manner as Landlord from time to time specifies by written notice to Tenant. Any payment made by Tenant to Landlord on account of Base Rent may be credited by Landlord to the payment of any late charges then due and payable and to any Base Rent or Additional Rent then past due before being credited to Base Rent currently due.

     5.3  ADDITIONAL RENT.  All sums payable by Tenant under this Lease, other
          ---------------
than Base Rent, shall be deemed "Additional Rent," and, unless otherwise set forth herein, shall be payable in the same manner as set forth above for Base Rent.

     5.4  ACCEPTANCE OF RENT.  If Landlord shall direct Tenant to pay Base Rent
          ------------------
or Additional Rent to a "lockbox" or other depository whereby checks issued in payment of Base Rent or Additional Rent (or both, as the case may be) are initially cashed or deposited by a person or entity other than Landlord (albeit on Landlord's authority), then, for any and all purposes under this Lease: (i) Landlord shall not be deemed to have accepted such payment until ten (10) days after the date on which Landlord shall have actually received such funds; and
(ii) Landlord shall be deemed to have accepted such payment if (and only if) within said ten (10) day period, Landlord shall not have refunded (or attempted to refund) such payment to Tenant. Nothing contained in the immediately preceding sentence shall be construed to place Tenant in default of Tenant's obligation to pay Rent if and for so long as Tenant shall timely pay the Rent required pursuant to this Lease in the manner designated by Landlord.

                                   ARTICLE 6
                               SECURITY DEPOSIT

     6.1  GENERAL.  Simultaneously with the execution of this Lease, Tenant
          -------
shall deposit in the form of cash or an irrevocable letter of credit the Security Deposit with Landlord, which shall be held by Landlord, without obligation for interest, as security, for the performance of Tenant's obligations and covenants under this Lease. It is expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of an Event of Default. The terms and conditions of this Article 6 shall survive the Expiration Date and any sooner termination of the Term in accordance with the terms and conditions of this Lease.

     6.2  SECURITY IN THE FORM OF CASH.  If an Event of Default shall occur or
          ----------------------------
if Tenant fails to surrender the Premises in the condition required by this Lease, Landlord shall have the right (but not the obligation), and without prejudice to any other remedy which Landlord may have on account thereof, to apply all or any portion of the Security Deposit to cure such default or to remedy the condition of the Premises. If Landlord so applies the Security Deposit or any portion thereof before the Expiration Date or earlier termination of this Lease, Tenant shall deposit with Landlord, upon demand, the amount necessary to restore the Security Deposit to its original amount. If Landlord shall sell or transfer its interest in the Building, Landlord shall have the right to transfer the Security Deposit to such purchaser or transferee, in which event Tenant shall look solely to the new landlord for the return of the Security Deposit, and

Landlord, after having given notice of such transfer to Tenant, shall thereupon shall be released from all liability to Tenant for the return of the Security Deposit to the extent of all or any portion thereof so transferred. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of the Security Deposit shall be returned to Tenant at such time after the Expiration Date or earlier termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled.

     6.3  SECURITY IN THE FORM OF AN IRREVOCABLE LETTER OF CREDIT.  The
           ------------------------------------------------------
irrevocable letter of credit shall be in both form and substance acceptable to Landlord and must be maintained throughout the Term and for a period of sixty
(60) days thereafter by Tenant. Any letter of credit delivered to Landlord by Tenant in fulfillment of its obligations to Landlord pursuant to this Article 6 shall have a term of not less than one (1) year. In the event that any letter of credit delivered by Tenant to Landlord pursuant to its obligations under this Lease shall have a term which expires prior to that date which is sixty (60) days after the Expiration Date, then and in such event, not later than thirty
(30) days prior to the expiration date of the term of such letter of credit, Tenant shall deliver to Landlord a successor letter of credit meeting the requirements of this Lease. The failure of Tenant to deliver a successor letter of credit to Landlord meeting the requirements of this Lease not later than thirty (30) days prior to the expiration date of such letter of credit, as aforesaid, shall constitute an Event of Default. In the event of default by Tenant hereunder, Landlord shall have the right to redeem all or any portion of such letter of credit to cure such default by notifying in writing both Tenant and the credit institution issuing the letter of credit of such default following expiration of the period to cure such default as provided in Article 22 of this Lease. In the event any portion of such letter of credit has been redeemed by Landlord, Tenant shall be required to restore such letter of credit to its full amount as provided herein. Not later than sixty (60) days after the expiration of the Term, Landlord shall return such letter of credit to Tenant, after the Post Move-Out Inspection and upon final receipt of any sums owed to Landlord pursuant to the provisions of the terms of this Lease. If Landlord shall sell or transfer its interest in the Building, Tenant shall, at Landlord's request, amend said letter of credit so that it is payable to such purchaser or transferee, in which event Tenant shall look solely to such purchaser or transferee for the return of the letter of credit, and Landlord thereupon shall be released from all liability to Tenant for the return of the Security Deposit. In the event that said letter of credit shall be amended by Tenant, at Landlord's request, so that it is payable to such purchaser or transferee, any reasonable fee paid by Tenant to the financial institution issuing said letter of credit in connection with such amendment of the letter of credit shall be reimbursed to Tenant by Landlord within thirty (30) days after written request shall be made therefor by Tenant to Landlord (which request shall be accompanied by evidence of Tenant's payment of such fee).

     6.4  POST MOVE-OUT INSPECTION.  Landlord and Tenant shall conduct a "Post
          ------------------------
Move-Out Inspection" of the Premises within fifteen (15) days after the Expiration Date or earlier termination of this Lease, but in any event prior to reentry by Landlord for the purpose of preparing the Premises for re-letting. Failure on Tenant's part to attend the Post Move-Out Inspection, after not less than five (5) days' prior notice from Landlord of the exact date(s) thereof, within said fifteen (15) day period shall be deemed an acceptance by Tenant of Landlord's assessment of the condition of the Premises.

                                   ARTICLE 7
              PARK COMMON AREA MAINTENANCE EXPENSES ("PCAM") AND
                      BUILDING OPERATING EXPENSES ("BOE")

     7.1  TENANT'S PROPORTIONATE SHARES OF PCAM AND BOE.  Tenant shall pay to
          ---------------------------------------------
Landlord throughout the Term, as Additional Rent, (a) Tenant's Proportionate Share of PCAM, and (b) Tenant's Proportionate Share of BOE. In the event that the Commencement Date or the Expiration Date are other than the first (1st) day of a Calendar Year, then Tenant's Proportionate Shares of PCAM and BOE shall be adjusted to reflect the actual period of occupancy during the Calendar Year.

     7.2  PCAM DEFINED.  As used herein, the term "PCAM" shall mean all expenses
          ------------
and costs of every kind
and nature which Landlord incurs because of or in connection with the maintenance and operation of the Park. In any event, PCAM shall include, without limitation, all costs, expenses and disbursements incurred or made in connection with the following:

          (a) Wages and salaries of all employees, including without limitation an on-site management agent and staff, whether employed by Landlord or the Landlord's management company, engaged in the operation and maintenance or security of the Park and all costs related to or associated with such employees or the carrying out of their duties, including uniforms and their cleaning, taxes, motor vehicle mileage reimbursements, and insurance and benefits (including, without limitation, contributions to pension and/or profit sharing plans and vacation or other paid absences);

          (b) All utilities, including, without limitation, electricity, telephone, water, sewer, power, gas, heating, lighting and air conditioning for the Building, except to the extent such utilities are charged directly to or paid directly by, a tenant of the Building;

          (c) All insurance purchased by Landlord or Landlord's management company relating to the Park and any equipment or other property contained therein or located thereon including, without limitation, casualty, liability, rental loss, sprinkler and water damage insurance;

          (d) All repairs to the Building (excluding repairs paid for by the proceeds of insurance or by Tenant or other third parties other than as a part of the PCAM), including interior, exterior, and structural or non-structural;

          (e) All assessments, whether general, special or otherwise, levied against Landlord or the Building pursuant to any declaration or other instrument affecting the Building or any part thereof;

          (f) Any capital improvements made to the Building after the Commencement Date (other than those made for the addition of rentable square footage to the Building or for the sole benefit of a Building tenant pursuant to its lease), the cost of which shall be amortized over the useful life of the same, as determined in accordance with generally accepted accounting principles, consistently applied, together with interest on the unamortized balance of such cost at the Interest Rate or such higher rate as may have been paid by Landlord on funds borrowed for the purposes of constructing said capital improvements but only to the extent that such capital improvement actually results in the reduction of PCAM;

          (g) All maintenance of the Park, including, without limitation, trash removal, painting, ice and snow removal, landscaping, groundskeeping and the patching, painting and resurfacing of roads, driveways and parking lots;

          (h) A reasonable and customary management fee payable to Landlord or the company or companies managing the Park, if any;

          (i) Accounting and legal fees incurred in connection with the operation and maintenance of the Park or related thereto;

          (j) Utility costs and other expenses associated with any security systems for the Building, including but not limited to those associated with the telephone line which monitors the operation of the Building sprinkler system; and

          (k) Other expenses and costs reasonably necessary for operating and maintaining the Park.

     7.3  BOE DEFINED.  As used herein, the term "BOE" shall mean all expenses
          -----------
and costs of every kind and
nature which Landlord incurs because of or in connection with the maintenance, management and operation of the Building. BOE shall include, without limitation, all costs, expenses and disbursements incurred or made in connection with the following:

     (i) Wages and salaries of all employees, including without limitation an on-site management agent and staff, whether employed by Landlord or the Building's management company, engaged in the operation and maintenance or security of the Building and all costs related to or associated with such employees or the carrying out of their duties, including uniforms and their cleaning, taxes, auto allowances and insurance and benefits (including, without limitation, contributions to pension and/or profit sharing plans and vacation or other paid absences);

     (ii) All supplies and materials, including janitorial and lighting supplies, used directly in the operation and maintenance of the Building;

     (iii) All utilities, including, without limitation, electricity, telephone, water, sewer, power, gas, heating, lighting and air conditioning for the Building, except to the extent such utilities are charged directly to or paid directly by, a tenant of the Building;

     (iv) All insurance purchased by Landlord or Landlord's management company relating to the Building and any equipment or other property contained therein or located thereon including, without limitation, casualty, liability, rental loss, sprinkler and water damage insurance;

     (v) All repairs to the Building (excluding repairs paid for by the proceeds of insurance or by Tenant or other third parties other than as a part of BOE), including interior, exterior, structural or non-structural, and regardless of whether foreseen or unforeseen;

     (vi) All maintenance of the Building, including, without limitation, painting, ice and snow removal, landscaping, groundskeeping and the patching, painting and resurfacing of roads, driveways and parking lots;

     (vii) A reasonable and customary management fee payable to Landlord or the company or companies managing the Building, if any;

     (viii) Accounting and legal fees incurred in connection with the operation and maintenance of the Building or related thereto;

     (ix) Any additional services not provided to the Building at the Commencement Date but thereafter provided by Landlord as Landlord shall deem reasonably necessary or desirable in connection with the management or operation of the Building;

     (x) All assessments, whether general, special or otherwise, levied against Landlord or the Building pursuant to any declaration or other instrument affecting the Building or any part thereof;

     (xi) Any capital improvements made to the Building after the Commencement Date (other than those made for the addition of rentable square footage to the Building or for the sole benefit of a Building tenant pursuant to its lease), the cost of which shall be amortized over the useful life of the same, as determined in accordance with generally accepted accounting principles, consistently applied, together with interest on the unamortized balance of such cost at the Interest Rate or such higher rate as may have been paid by Landlord on funds borrowed for the purposes of constructing said capital improvements but only to the extent that such capital improvement actually results in the reduction of BOE; and

     (xii) Other expenses and costs reasonably necessary for operating and maintaining the Building.

     7.4  EXCLUSIONS FROM PCAM AND BOE.  PCAM and BOE shall not include the
          ----------------------------
following:

          (a) Legal fees, space planners' fees, real estate brokers' leasing commissions and advertising expenses incurred in connection with the original or future leasing of space in the Park;

          (b) Legal fees incurred in connection with any disputes with other tenants of the Park;

          (c) Costs and expenses of alterations or improvements of the Premises or the leasehold premises of other individual tenants;

          (d) Costs of correcting defects in, or inadequacy of, the design or construction of the Building or in the Park or the materials used in the construction of the Building or the Park or the equipment or appurtenances thereto to the extent covered by warranties and recovered by Landlord;

          (e) Depreciation, interest and principal payments on mortgages and other debt costs, if any, other than amortization of and the interest factor attributable to permitted capital improvements;

          (f) Costs and expenses associated with the operation of the business of the person or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building and the Park, including accounting and legal matters, costs of defending any lawsuits with any mortgagee (except to the extent the actions of Tenant or any other tenant may be in issue), costs of selling or financing any of Landlord's interest in the Building and/or the Park; and

          (g) Costs and expenses directly resulting from the gross negligence or willful misconduct of Landlord or its Agents.

In addition, in the calculation of any costs or expenses under this Article 7, it is expressly understood that no cost or expense shall be charged more than once.

     7.5  ESTIMATED PAYMENTS.  Landlord shall submit to Tenant, before the
          ------------------
beginning of each Calendar Year, a statement of Landlord's estimates of the PCAM and BOE payable by Tenant during such Calendar Year. In addition to the Base Rent, Tenant shall pay to Landlord on or before the first day of each month during such Calendar Year an amount equal to one-twelfth (1/12) the estimated PCAM and BOE payable by Tenant for such Calendar Year as set forth in Landlord's statement. If Landlord fails to give Tenant notice of its estimated payments due under this Section for any Calendar Year, then Tenant shall continue making monthly estimated payments in accordance with the estimate for the previous Calendar Year until a new estimate is provided. If Landlord determines that, because of unexpected increases in PCAM or BOE or other reasons, Landlord's estimate of the PCAM and/or BOE was too low, then Landlord shall have the right to give a new statement of the estimated PCAM and BOE due from Tenant for such Calendar Year or the balance thereof and to bill Tenant for any deficiency which may have accrued during such Calendar Year, and Tenant shall thereafter pay monthly estimated payments based on such new statement; provided, however, that Landlord shall not exercise its right to give a new statement of estimated PCAM and/or BOE for any Calendar Year or the balance thereof on more than two (2) occasions during or with respect to any Calendar Year.

     7.6  ACTUAL PCAM AND BOE.  Within one hundred twenty (120) days after the
          -------------------
end of each Calendar Year, Landlord shall submit a statement to Tenant showing the actual PCAM and BOE for such Calendar Year and Tenant's Proportionate Shares of the amount of such PCAM and BOE. If for any Calendar Year, Tenant's estimated monthly payments exceed Tenant's Proportionate Share of the actual PCAM and BOE for such Calendar Year, then Landlord shall give Tenant a credit in the amount of the overpayment toward Tenant's next monthly payments of estimated PCAM and BOE. If for any Calendar Year Tenant's estimated monthly payments are less than Tenant's Proportionate Share of the actual PCAM and BOE for such Calendar Year, then Tenant shall pay the total amount of such deficiency to Landlord within thirty (30) days after receipt of the statement from Landlord. Landlord's and Tenant's obligations with respect to any overpayment or underpayment of PCAM and BOE shall survive the expiration or termination of this Lease.

     7.7  TENANT'S RIGHT TO AUDIT.  In the event Tenant shall dispute the amount
           ----------------------
set forth in Landlord's statement of actual PCAM and BOE, Tenant shall have the right, not later than sixty (60) days following receipt of such statement, to cause Landlord's books and records with respect to the preceding Calendar Year to be audited by an independent Certified Public Accountant mutually acceptable to Landlord and Tenant. Such audit shall occur upon not less than five (5) days prior written notice to Landlord, at Landlord's place of business or the actual location of Landlord's books and records if different from Landlord's place of business, during Landlord's normal business hours. The amounts payable under this Article by Landlord to Tenant or by Tenant to Landlord, as the case may be, shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for further refund by Landlord to Tenant in excess of three percent (3%) of the payments previously made by Tenant for such Calendar Year, the cost of such audit shall be borne by Landlord and shall not be considered as a PCAM or BOE for purposes of this Lease; otherwise, the cost of such audit shall be borne by Tenant. Notwithstanding the foregoing, in no event shall Landlord's cost for such audit exceed One Thousand Five Hundred Dollars ($1,500.00). If Tenant shall not request an audit in accordance with the provisions of this Section within sixty (60) days of receipt of Landlord's statement of actual PCAM and BOE, such statement shall be conclusively binding upon Landlord and Tenant.

                                   ARTICLE 8
                                     TAXES

     Tenant shall pay to Landlord throughout the Term, as Additional Rent, Tenant's Proportionate Share of Real Estate Taxes. In the event that the Commencement Date or the Expiration Date are other than the first day of a Calendar Year, the Tenant's Proportionate Share of Real Estate Taxes shall be adjusted to reflect the actual period of occupancy during the Calendar Year. "Real Estate Taxes" shall mean all taxes and assessments, including but not limited to, general or special, ordinary or extraordinary, foreseen or unforeseen, assessed, levied or imposed by any governmental authority upon the Building and the Building Tax Parcel and upon the fixtures, machinery, equipment or systems in, upon or used in connection with any of the foregoing, and the rental, revenue or receipts derived therefrom, under the current or any future taxation or assessment system or modification of, supplement to, or substitute for such system. Real Estate Taxes also shall include special assessments which are in the nature of or in substitution for real estate taxes, including, without limitation, road improvement assessments, special use area assessments and school district assessments. If at any time the method of taxation prevailing at the Date of Lease shall be altered so that in lieu of, as a substitute for or in addition to the whole or any part of the taxes now levied or assessed, there shall be levied or assessed a tax of whatever nature, then the same shall be included as Real Estate Taxes hereunder. Further, for the purposes of this Article, Real Estate Taxes shall include the reasonable expenses (including, without limitation, attorneys' fees) incurred by Landlord in challenging or obtaining or attempting to obtain a reduction of such Real Estate Taxes, regardless of the outcome of such challenge. Notwithstanding the foregoing, Landlord shall have no obligation to challenge Real Estate Taxes. If, as a result of any such challenge, a tax refund is made to Landlord, then the amount of such refund less the expenses of the challenge shall be deducted from Real Estate Taxes due in the Lease Year such refund is received. Landlord shall charge Tenant for its Proportionate Share of Real Estate Taxes in accordance with the procedures established under Sections 7.5 and 7.6 for payment of PCAM and BOE.


                                   ARTICLE 9
                                    PARKING

     9.1  PARKING SPACES.  During the Term, Tenant shall have the right to use
          --------------
the Parking Space Allocation,
which shall be unreserved and non-exclusive parking spaces available in the Parking Facilities.

     9.2  CHANGES TO PARKING FACILITIES.  Landlord shall have the right, from
          -----------------------------
time to time, without Tenant's consent, to change, alter, add to, temporarily close or otherwise affect the Parking Facilities in such manner as Landlord, in its sole discretion, deems appropriate, including, without limitation, the right to designate reserved spaces available only for use by one or more tenants (however, in such event, those parking spaces shall still be deemed Park Common Area for the purpose of the definitions of PCAM and BOE), provided that, except in emergency situations or situations beyond Landlord's control, Landlord shall provide alternative Parking Facilities. Notwithstanding anything to the contrary set forth in the preceding provisions of this Section 9.2, Landlord shall not exercise any of the rights reserved to Landlord pursuant to this Section 9.2 to change, alter or otherwise permanently affect the Parking Facilities in such a fashion as to materially adversely affect Tenant's right to use the Premises for the Permitted Use.

                                  ARTICLE 10
                                      USE

     Tenant shall occupy the Premises solely for the Permitted Use. The Premises shall not be used for any other purpose without the prior written consent of Landlord. Tenant shall comply, at Tenant's expense, with (i) all present and future laws, ordinances, regulations and orders of the United States of America, the Commonwealth of Virginia and any other public or quasi-public federal, state or local authority having jurisdiction over the Premises, and (ii) any reasonable requests of Mortgagee or any insurance company providing coverage with respect to the Premises. Tenant shall not use or occupy the Premises in any manner that is unlawful or dangerous or that shall constitute waste, unreasonable annoyance or a nuisance to Landlord or the other tenants of the Park. Tenant shall not use, store or dispose of any hazardous, dangerous, inflammable, toxic or explosive materials on the Premises.

                                  ARTICLE 11
                           ASSIGNMENT AND SUBLETTING

     11.1  CONSENT.  Tenant shall not assign, transfer, mortgage or otherwise
           -------
encumber this Lease or sublet or rent (or permit a third party to occupy or use) the Premises, or any part thereof, nor shall any assignment or transfer of this Lease or the right of occupancy hereunder be effected by operation of law or otherwise, without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. For purposes of the foregoing prohibitions, a transfer at any one time or from time to time of forty-nine percent (49%) or more of an interest in Tenant (whether stock, partnership interest or other form of ownership or control) by any person(s) or entity(ties) having an interest in ownership or control of Tenant at the Date of Lease shall be deemed to be an assignment of this Lease. If Landlord consents to the proposed assignment or subletting, the initial Tenant shall remain liable under this Lease and the initial Tenant shall pay to Landlord one-half (1/2) of the "net" amount (such "net" amount being the gross amount thereof less any reasonable expenses incurred by Tenant for legal fees, brokerage commissions or subleasehold improvements) of any amount of rent or other sums directly or indirectly received by Tenant from any subtenant or assignee which exceeds the Rent. Any assignment, encumbrance, or sublease without Landlord's written consent shall be voidable by Landlord and, at Landlord's election, constitute an Event of Default hereunder. Neither the consent by Landlord to any assignment, transfer, encumbrance or subletting, nor the assignment or subletting to any subsidiary or affiliate of Tenant made without the necessity of consent from Landlord in accordance with Section 11.3 of this Lease, nor the collection or acceptance by Landlord of rent from any assignee, subtenant or occupant shall be construed as a waiver or release of the initial Tenant from the terms and conditions of this Lease or relieve Tenant or any subtenant, assignee or other party from obtaining the consent in writing of Landlord to any further assignment, transfer, encumbrance or subletting. Tenant hereby assigns to Landlord the rent and other sums due from any subtenant, assignee or other occupant of the Premises and hereby authorizes and directs each such subtenant, assignee or other occupant to pay such rent or other sums directly to Landlord; provided, however, that until the occurrence of an Event of Default, Tenant shall have the license to continue collecting such rent and other sums.

     11.2  SURRENDER.  Except as set forth in the last sentence of this Section
           ---------
11.2, in the event of any assignment or subletting (including any assignment or subletting approved by Landlord or not requiring the prior written consent of Landlord), Landlord shall have the right, by notice to Tenant, to terminate this Lease at any time during the Term on or after the effective date of such assignment or subletting, in the event of an assignment as to all of the Premises and, in the event of a sublease, as to the subleased portion of the Premises, and to require that all or part, as the case may be, of the Premises be surrendered to Landlord for the balance of the Term. Landlord hereby agrees that it shall not exercise any of the rights granted to Landlord pursuant to this Section 11.2 in connection with any sublease or subleases approved by Landlord and entered into by Tenant, as sublandlord, and parties unrelated to Tenant, as subtenants, prior to that date which is the third (3rd) anniversary of the Commencement Date so long as the aggregate area subleased pursuant to all such subleases shall not exceed one-half (1/2) of the rentable square footage of the Premises as of the Date of Lease.

     11.3  ASSIGNMENT OR SUBLETTING TO SUBSIDIARY OR AFFILIATE OF TENANT.
           -------------------------------------------------------------
Notwithstanding anything to the contrary set forth in this Article 11, Tenant shall have the right to assign this Lease or to sublet the Premises, in whole or in part, without the prior written consent of Landlord, so long as any such assignment or subletting is made with or to any wholly-owned subsidiary or affiliate of Tenant. For purposes hereof, "affiliate" means any corporation, partnership, association, or other legal entity which, directly or indirectly, controls or is controlled by or is under common control with Tenant. For purposes of the definition "affiliate," the word "control" (including, without limitation, "controlled by" and "under common control with") as used with respect to any such legal entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policy of such legal entity, whether through the ownership of voting securities, by contract or otherwise. Tenant shall give prompt notice to Landlord of any assignment of this Lease or subletting of the Premises made with or to any wholly-owned subsidiary or affiliate of Tenant in accordance with the terms and conditions of this Section 11.3.

                                  ARTICLE 12
                            MAINTENANCE AND REPAIR

     12.1  LANDLORD'S OBLIGATION.  As long as no Event of Default has occurred
           ---------------------
and is continuing, Landlord shall, at its expense, maintain only the roof, foundation and the structural soundness of the exterior walls of the Building in good repair, reasonable wear and tear excepted. Tenant shall repair and pay for any damage caused by the negligence of Tenant or Tenant's employees, agents or invitees, or caused by Tenant's default hereunder. The term "walls" as used in this Section shall not include windows, glass, doors, special store fronts or office entries. Tenant shall immediately give Landlord written notice of any defect or need for repairs. Subject to Force Majeure, Landlord shall commence the cure of any such defect or such repair within five (5) days after Landlord's receipt of such notice from Tenant thereof and shall thereafter diligently prosecute the cure of such defect or such repair so as to complete such cure or repair within a reasonable period of time. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect.

     12.2  TENANT'S OBLIGATION.  Tenant shall, at its own expense, maintain all
           -------------------
parts of the Premises (except those for which Landlord is either expressly responsible or elects to undertake pursuant to Section 12.1 or 12.3 of this Lease) in good condition, promptly making all necessary repairs and replacements, including, but not limited to, windows, glass and plate glass, doors, any special office entry, interior walls and finish work, floors and floor covering, downspouts, gutters, lighting and electrical systems, dock boards, truck doors, dock bumpers, paving, HVAC systems (including fixtures and equipment), plumbing work and fixtures, termite and pest extermination, regular removal of trash and debris. Tenant shall not be obligated to repair any damage caused by fire, tornado or other casualty not caused by Tenant's fault or negligence, when repair of such damage is undertaken by Landlord pursuant to
Section 21.1 below, except that Tenant shall be obligated to repair all wind damage to windows, glass and plate glass doors, and all other glass in the Premises. Tenant shall, at its own expense, keep the sidewalks in front of the Premises free from obstructions of any and all nature, keep the Premises in a clean and sanitary condition, maintain suitable receptacles for trash and refuse, and promptly remove from the Premises all accumulations of trash and refuse. In order to fulfill the immediately foregoing obligations, Tenant shall, at its expense, enter into a contract for janitorial and/or char service with a contractor reasonably acceptable to Landlord. Unless otherwise provided for by Landlord, Tenant shall, at its expense, enter into a regularly scheduled preventive maintenance/service contract for all hot water, heating and air conditioning systems and equipment within the Premises. The maintenance contractor, the contract and the maintenance schedule must be given prior approval in writing by Landlord. The service contract must include all services suggested by the equipment manufacturer in the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within thirty
(30) days of the date Tenant takes possession of the Premises. Except as and upon the conditions set forth elsewhere in this Lease, without the prior written consent of Landlord, Tenant shall not have access to the roof of the Building for any purpose whatsoever.

     12.3  LANDLORD'S RIGHT TO MAINTAIN OR REPAIR.  If, within five (5) days
           --------------------------------------
following notice to Tenant, Tenant fails to commence to repair or replace any damage to the Premises or Building which is Tenant's obligation to perform, and diligently pursue timely completion of such repair and replacement, Landlord may, at its option, cause all required maintenance, repairs or replacements to be made. Tenant shall promptly pay Landlord all costs incurred in connection therewith plus interest thereon at the Interest Rate from the due date until paid.

                                  ARTICLE 13
                       INITIAL CONSTRUCTION; ALTERATIONS

     13.1  INITIAL CONSTRUCTION.  Landlord and Tenant agree that the
           --------------------
construction of the Tenant Work and other initial construction with respect to the Premises shall be performed in accordance with the Work Agreement.

     13.2  ALTERATIONS.  Tenant shall not make or permit any Alterations without
           -----------
the prior written consent of Landlord. Landlord may impose any reasonable conditions to its consent, including, without limitation: (i) delivery to Landlord of written and unconditional waivers of mechanic's and materialmen's liens as to the Premises, the Building and the Land for all work, labor and services to be performed and materials to be furnished, signed by all contractors, subcontractors, materialmen and laborers participating in the Alterations; (ii) prior approval of the plans and specifications and Tenant's contractor(s) with respect to the Alterations; (iii) supervision by Landlord's representative of the Alterations; and (iv) in the case of any Alterations having a cost of $100,000.00 or more, delivery to Landlord of payment and performance bonds naming Landlord and Mortgagee as obligees. The Alterations shall conform to the requirements of Landlord's and Tenant's insurers and of the Federal, state and local governments having jurisdiction over the Premises, shall be performed in accordance with the terms and provisions of this Lease in a good and workmanlike manner befitting a first class office building and shall not adversely affect the value, utility or character of the Premises. If the Alterations are not performed as herein required, Landlord shall have the right, at Landlord's option, to halt any further Alterations, or to require Tenant to perform the Alterations as herein required or to require Tenant to return the Premises to its condition before such Alterations. Notwithstanding the foregoing, if any mechanic's or materialmen's lien is filed against the Premises, the Building or the Land for work claimed to have been done for, or materials claimed to have been furnished to or for the benefit of, Tenant, such lien shall be discharged of record by Tenant within ten (10) days by the payment thereof or the filing of any bond required by law. If Tenant shall fail to discharge any such lien, Landlord may (but shall not be obligated to) discharge the same, the cost of which shall be paid by Tenant within three (3) days of demand by Landlord. Such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging the same. Neither Landlord's consent to the Alterations nor anything contained in this Lease shall be deemed to be the agreement or consent of Landlord to subject Landlord's interest in the Premises, the Building or the Land to any mechanic's or materialmen's liens which may be filed in respect of the Alterations.

     13.3 REMOVAL OF ALTERATIONS. Except to the extent Tenant requests and Landlord designates otherwise at the time Landlord approves such Alterations, all or any part of the Alterations (including, without limitation, wall-to-wall carpet and wiring), whether made with or without the consent of Landlord, shall, at the election of Landlord, either be removed by Tenant at its expense before the expiration of the Term or shall remain upon the Premises and be surrendered therewith at the Expiration Date or earlier termination of this Lease as the property of Landlord without disturbance, molestation or injury. If Landlord requires the removal of all or part of the Alterations, Tenant, at its expense, shall repair any damage to the Premises or the Building caused by such removal. If Tenant fails to remove the Alterations upon Landlord's request, then Landlord may (but shall not be obligated to) remove the same and the cost of such removal and repair of any damage caused by the same, together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same, shall be charged to Tenant and paid upon demand.

     13.4  LANDLORD ALTERATIONS.  Landlord shall have no obligation to make any
           --------------------
Alterations in or to the Premises, the Building, the Common Area or the Land except as specifically provided in the Work Agreement. Landlord hereby reserves the right, from time to time, to make Alterations to the Building, change the Building dimensions, erect additional stories thereon and attach other buildings and structures thereto, and to erect such scaffolding and other aids to construction as Landlord deems appropriate, and no such Alterations, changes, construction or erection shall constitute an eviction, constructive or otherwise, or permit Tenant any abatement of Rent or claim. Notwithstanding the foregoing, Landlord agrees that it shall not exercise any of the rights reserved to Landlord pursuant to this Section 13.4 in a manner as shall materially adversely affect the ability of Tenant to use the Premises for the Permitted Use.

                                  ARTICLE 14
                                     SIGNS

     No sign, advertisement or notice shall be inscribed, painted, affixed, placed or otherwise displayed by Tenant on any part of the Land or the outside or the inside (including, without limitation, the windows) of the Building or the Premises. Any permitted signs shall be installed and maintained by Landlord at Tenant's sole expense. If any prohibited sign, advertisement or notice is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same, and Tenant shall pay any and all expenses incurred by Landlord in such removal, together with interest thereon at the Interest Rate, upon demand. Landlord shall have the right to prohibit any sign, advertisement, notice or statement to the public by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a first class office building. Notwithstanding the foregoing, Tenant shall have the right, at its sole cost and expense, to exhibit its corporate name, in a manner satisfactory to Landlord, in Landlord's reasonable opinion, on the suite entry door of the Premises and on a pedestal sign supplied by Landlord to be located in front of the Premises.

                                  ARTICLE 15
                        TENANT'S EQUIPMENT AND PROPERTY

     15.1  MOVING TENANT'S PROPERTY.  Any and all damage or injury to the
           ------------------------
Premises or the Building caused by moving the property of Tenant into or out of the Premises, or due to the same being on the Premises, shall be repaired by Landlord, at the expense of Tenant. Tenant shall promptly remove from the Common Area any of Tenant's furniture, equipment or other property there deposited.

     15.2  INSTALLING AND OPERATING TENANT'S EQUIPMENT.  Without first obtaining
           -------------------------------------------
the written consent of Landlord, Tenant shall not install or operate in the Premises any equipment which causes the floor load to exceed the load limit set by Landlord for the Building. The floor load limit set by Landlord for the Building is, as of the Date of Lease, 125 pounds per square foot. Machines and equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein so as to be objectionable to Landlord or any other Building tenant shall be installed and maintained by Tenant, at its expense, on vibration eliminators or other devices sufficient to

                                  ARTICLE 16
                                RIGHT OF ENTRY

     Tenant shall permit Landlord or its Agents, at any time after twenty-four
(24) hours' prior notice thereof (except in the case of emergency, in which case no notice shall be required), to enter the Premises, without charge therefor to Landlord and without diminution of Rent: (i) to examine, inspect and protect the Premises and the Building; (ii) to make such alterations and repairs or perform such maintenance which in the sole judgment of Landlord may be deemed necessary or desirable; (iii) to exhibit the same to prospective purchasers of the Building or to present or future Mortgagees; or (iv) to exhibit the same to prospective tenants during the last nine (9) months of the Term.

                                  ARTICLE 17
                                   INSURANCE

     17.1  INSURANCE RATING.  Tenant shall not conduct or permit any activity,
           ----------------
or place any equipment or material, in or about the Premises, the Building or the Common Area which will increase the rate of fire or other insurance on the Building or insurance benefitting any other tenant of the Building; and if any increase in the rate of insurance is stated by any insurance company or by the applicable insurance rating bureau to be due to any activity, equipment or material of Tenant in or about the Premises, the Building or the Common Area, such statement shall be conclusive evidence that the increase in such rate is due to the same and, as a result thereof, Tenant shall pay such increase to Landlord upon demand.



     17.2  LIABILITY INSURANCE.  Tenant shall, at its sole cost and expense,
           -------------------
procure and maintain throughout the Term a commercial general liability policy insuring against claims, demands or actions for bodily injury, death, personal injury, and loss or damage to property arising out of or in connection with: (i) the Premises; (ii) the condition of the Premises; (iii) Tenant's operations in, maintenance and use of the Premises, Building and Common Area; and (iv) Tenant's liability assumed under this Lease. Such insurance shall have such combined single limit as reasonably required by Landlord from time to time, but in no event less than Two Million Dollars ($2,000,000.00) per occurrence, on an occurrence basis, and shall be primary over any insurance carried by Landlord. Endorsements shall be obtained for cross-liability and contractual liability.

     17.3  INSURANCE FOR PERSONAL PROPERTY.  Tenant shall, at its sole cost and
           -------------------------------
expense, procure and maintain throughout the Term a property insurance policy (written on an "All Risk" basis) insuring all of Tenant's personal property, including but not limited to equipment, furniture, fixtures, furnishings and leasehold improvements which are the responsibility of Tenant, for not less than the full replacement cost of said property. All proceeds of such insurance shall be used to repair or replace Tenant's property. In addition, Tenant shall, at its sole cost and expense, procure and maintain business interruption insurance in an amount not less than the Base Rent due hereunder for the first (1st) Lease Year.

     17.4  REQUIREMENTS OF INSURANCE COVERAGE.  All such insurance required to
           ----------------------------------
be carried by Tenant herein shall be with an insurance company licensed to do business in the Commonwealth of Virginia and rated not lower than A-XII in the A.M. Best Rating Guide. Such insurance (i) shall contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured has released its right of action against any party before the occurrence of a loss; (ii) shall name Landlord and, at Landlord's request, any Mortgagee or ground lessor, as additional insured parties; and (iii) shall provide that the policy shall not be cancelled, failed to be renewed or materially amended without at least thirty (30) days' prior written notice to Landlord and, at Landlord's request, any Mortgagee. On or before the Commencement Date and, thereafter, not less than thirty (30) days before the expiration date of the insurance policy, an original of the policy (including any renewal or replacement policy) or a certified copy thereof, together with evidence satisfactory to Landlord of the payment of all premiums for such policy, shall be delivered to Landlord and, at Landlord's request, to any Mortgagee.

     17.5  WAIVER OF SUBROGATION.  Each party hereby releases the other party
           ---------------------
hereto from liability for any loss or damage to any building, structure or tangible personal property, or any resulting loss of income, or losses under worker's compensation laws and benefits, notwithstanding that such loss, damage or liability may arise out of the negligent or intentionally tortious act or omission of the other party or its Agents, if such loss or damage is covered by insurance benefitting the party suffering such loss or damage or was required to be covered by insurance pursuant to this Lease. Each party hereto shall use reasonable efforts to have a waiver of subrogation clause (providing that such waiver of right of recovery against the other party shall not impair the effectiveness of such policy or the insured's ability to recover thereunder) included in its said policies, and shall promptly notify the other in writing if such clause cannot be included in any such policy; if such waiver of subrogation clause shall not be available, then the foregoing waiver of right of recovery shall be void.

     17.6  SECURITY.  In the event that Landlord engages the services of a
           --------
professional security system for the Building, it is understood that such engagement shall in no way increase Landlord's liability for occurrences and/or consequences which such a system is designed to detect or avert and that Tenant shall look solely to its insurer as set out above for claims for damages or injury to any person or property.

     17.7  LANDLORD'S INSURANCE.  Landlord shall procure and maintain throughout
           --------------------
the Term fire and extended coverage insurance on the Building in such coverage and amounts as reasonably determined by Landlord in its prudent management of the Building and as necessary to satisfy the requirements of Landlord's Mortgagee, if any.

                                  ARTICLE 18
                        LANDLORD SERVICES AND UTILITIES

     18.1  ORDINARY SERVICES TO THE PREMISES.  Landlord agrees to furnish
           ---------------------------------
landscaping and grounds maintenance and snow clearing for the areas used in common by the tenants of the Building or the Park. The foregoing services shall be furnished by Landlord and reimbursed by Tenant as part of PCAM; provided, however, that Landlord shall be under no responsibility or liability for failure or interruption in such services caused by breakage, accident, strikes, repairs or for any other cause or causes beyond the control of Landlord, nor in any event for any indirect or consequential damages; and failure or omission on the part of Landlord to furnish such service shall not be construed as an eviction of Tenant, nor work an abatement of Rent, nor render Landlord liable in damages, nor release Tenant from prompt fulfillment of any of the covenants under this Lease. Notwithstanding anything to the contrary set forth elsewhere in this Lease, Tenant shall have the right, at all times during the Term, on a 24-hour a day, 365-day a year basis, to operate and control the heating, ventilating and air conditioning systems serving the Premises.

     18.2  UTILITY CHARGES.  All telephone, electricity, gas, heat and other
           ---------------
utility service furnished to the Premises shall be paid for by Tenant except to the extent the cost of same is included within PCAM or BOE. Landlord reserves the right separately to meter or monitor the utility services provided to the Premises. The cost of any such meter shall be borne by Tenant.


                                  ARTICLE 19
                             LIABILITY OF LANDLORD

     19.1  NO LIABILITY.  Except where due to Landlord or its Agents' gross
           ------------
negligence or willful misconduct, Landlord and its Agents shall not be liable to Tenant or its Agents for, and Tenant, for itself and its Agents, does hereby release Landlord and its Agents from liability for, any damage, compensation or claim arising from: (i) the necessity of repairing any portion of the Premises or the Building or the Common Area or any structural defects thereto; (ii) any interruption in the use of the Premises or the Common Area for any reason including any interruption or suspension of utility service; (iii) fire or other casualty or personal or property injury, damage or loss resulting from the use or operation (by Landlord, Tenant, or any other person whomsoever) of the Premises or the Building or the Common Area; (iv) the termination of this Lease;
(v) robbery, assault or theft; or (vi) any leakage in the Premises or the Building from water, rain, snow or other cause whatsoever. No such occurrence shall give rise to diminution or abatement of Rent or constructive eviction. Notwithstanding the foregoing, any goods, automobiles, property or personal effects stored or placed by Tenant or its Agents in or about the Premises, the Building or the Common Area shall be at the sole risk of Tenant; Tenant hereby expressly waives its right to recover against Landlord and its Agents therefor. Tenant hereby waives any claim it might have against Landlord or its Agents for any consequential damages or business losses sustained by Tenant arising out of the loss or damage to any person or property of Tenant, or any interruption in the use of the Premises or the Common Area, for any reason. Tenant acknowledges its obligation to insure against such losses and damages.

     19.2  INDEMNITY OF TENANT IN FAVOR OF LANDLORD.  Tenant shall indemnify,
           ----------------------------------------
defend, protect and hold Landlord and its Agents harmless from and against any and all damages, claims, liabilities, costs or expenses (including, without limitation, the reasonable fees of attorneys or other professionals) of every kind and nature (including, without limitation, those arising from any injury or damage to any person, property or business) incurred by or claimed against Landlord or its Agents, directly or indirectly, as a result of, arising from or in connection with: (i) Tenant's or its Agents' use and occupancy of the Premises, the Building or the Common Area; (ii) Tenant's breach of any provision of this Lease; or (iii) any act, omission or negligence of Tenant or its Agents; provided, however, that the foregoing obligations of Tenant to indemnify Landlord and its Agents shall not apply in the instance of any negligence of willful misconduct on the part of Landlord or any of its Agents.

     19.3  INDEMNITY OF LANDLORD IN FAVOR OF TENANT.  Landlord shall indemnify,
           ----------------------------------------
defend, protect and hold Tenant harmless from and against any and all damages, claims, liabilities, costs or expenses (including, without limitation, the reasonable fees of attorneys or other professionals) of every kind and nature incurred by or claimed against Tenant, directly or indirectly, as a result of, arising from or in connection with Landlord's breach of any provision of this Lease; provided, however, that the foregoing obligation of Landlord to indemnify Tenant shall not apply in the instance of any negligence or willful misconduct on the part of Tenant or any of its Agents.

                                  ARTICLE 20
                             RULES AND REGULATIONS

     Tenant and its Agents shall at all times abide by and observe the Rules and Regulations and any amendments thereto that may be promulgated from time to time by Landlord for the operation and maintenance of the Building and the Common Area and the Rules and Regulations shall be deemed to be covenants of the Lease to be performed and/or observed by Tenant. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations, or the terms or provisions contained in any other lease, against any other tenant of the Building. Landlord shall not be liable to Tenant for any violation by any party of the Rules and Regulations or the terms of any other Building lease. If there is any inconsistency between this Lease and the Rules and Regulations, this Lease shall govern. Landlord reserves the right to amend and modify the Rules and Regulations as it deems necessary.

                                  ARTICLE 21
                             DAMAGE; CONDEMNATION

     21.1  DAMAGE TO THE PREMISES.  If the Premises shall be damaged by fire or
           ----------------------
other cause without the fault or negligence of Tenant or its Agents, Landlord shall diligently and as soon as practicable after such damage occurs (taking into account the time necessary to effect a satisfactory settlement with any insurance company involved) repair such damage at the expense of Landlord; provided, however, that Landlord's obligation to repair such damage shall not exceed the proceeds of insurance available to Landlord (reduced by any proceeds retained pursuant to the rights of Mortgagee). Notwithstanding the foregoing, if the Premises or the Building is damaged by fire or other cause to such an extent that, in Landlord's sole judgment, the damage cannot be substantially repaired within two hundred (200) days after the date of such damage, or if the Premises are damaged during the last two (2) Lease Years, then Landlord or Tenant within thirty (30) days from the date of such damage may terminate this Lease by notice to the other. If either Landlord or Tenant terminates this Lease, the Rent shall be apportioned and paid to the date of such termination. If neither Landlord nor Tenant so elects to terminate this Lease but the damage required to be repaired by Landlord is not repaired within two hundred (200) days from the date of such damage (such two hundred (200) day period of time to be extended by the period of time of any delay outside the direct control of Landlord plus a reasonable period of time for a satisfactory settlement with any insurance company involved), Tenant, within thirty (30) days from the expiration of such two hundred (200) day period of time (as the same may be extended), may terminate this Lease by notice to Landlord. During the period of time that Tenant is deprived of the use of the damaged portion of the Premises, and provided such damage is not the consequence of the fault or negligence of Tenant or its Agents, Base Rent and Tenant's Proportionate Share shall be reduced by the ratio that the rentable square footage of the Premises damaged bears to the total gross rentable square footage of the Premises before such damage. All injury or damage to the Premises or the Building resulting from the fault or negligence of Tenant or its Agents shall be repaired by Tenant, at Tenant's expense, and Rent shall not abate. If Tenant shall fail to do so or if Landlord shall so elect, Landlord shall have the right to make such repairs, and any expense so incurred by Landlord, together with interest thereon at the Interest Rate, shall be paid by Tenant upon demand. Notwithstanding anything herein to the contrary, Landlord shall not be required to rebuild, replace or repair any non-standard tenant improvements, tenant extras or Alterations or any personal property of Tenant.

     21.2  CONDEMNATION.  If the whole or a Substantial Part of the Premises or
           ------------
the Building shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including, without limitation, sale under threat of such a taking), then the Term shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority, and Rent shall be prorated to the date when title vests in such governmental or quasi-governmental authority. If less than a Substantial Part of the Premises is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including, without limitation, sale under threat of such a taking), Base Rent and Tenant's Proportionate Share shall be reduced by the ratio that the portion so taken bears to the rentable square footage of the Premises before such taking, effective as of the date when title vests in such governmental or quasi-governmental authority, and this Lease shall otherwise continue in full force and effect. Tenant shall have no claim against Landlord (or otherwise) as a result of such taking, and Tenant hereby agrees to make no claim against the condemning authority for any portion of the amount that may be awarded as compensation or damages as a result of such taking; provided, however, that Tenant may, to the extent allowed by law, claim an award for moving expenses and for the taking of any of Tenant's property (other than its leasehold interest in the Premises) which does not, under the terms of this Lease, become the property of Landlord at the termination hereof, as long as such claim is separate and distinct from any claim of Landlord and does not diminish Landlord's award. Tenant hereby assigns to Landlord any right and interest it may have in any award for its leasehold interest in the Premises.

                                  ARTICLE 22
                                    DEFAULT

     22.1  EVENTS OF DEFAULT.  Each of the following shall constitute an Event
           -----------------
of Default: (i) Tenant fails to pay Rent within five (5) days after notice from Landlord; provided that no such notice shall be required if at least two such notices shall have been given during the same Lease Year; (ii) Tenant fails to observe or perform any other term, condition or covenant herein binding upon or obligating Tenant within twenty (20) days after notice from Landlord; (iii) Tenant abandons or vacates the Premises; (iv) Tenant makes or consents to a general assignment for the benefit of creditors or a common law composition of creditors, or a receiver of the Premises or all or substantially all of the assets of Tenant is appointed, or (v) Tenant files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in any bankruptcy or insolvency proceeding is filed against Tenant and is not discharged by Tenant within sixty (60) days.

     22.2  LANDLORD'S REMEDIES.  Upon the occurrence of an Event of Default,
           -------------------
Landlord, at its option, without further notice or demand to Tenant, may in addition to all other rights and remedies provided in this Lease, at law or in equity:

           (a) Terminate this Lease and Tenant's right of possession of the Premises, and recover all damages to which Landlord is entitled under law, specifically including, but without limitation, all of Landlord's expenses of re-letting (including, without limitation, rental concessions to new tenants, repairs, Alterations, legal fees and brokerage commissions). If Landlord elects to terminate this Lease, every obligation of the parties shall cease as of the date of such termination, except that Tenant shall remain liable for payment of Rent and performance of all other terms and conditions of this Lease to the date of termination.

           (b) Terminate Tenant's right of possession of the Premises without terminating this Lease, in which event Landlord may, but shall not be obligated to, re-let the Premises, or any part thereof, for the account of Tenant, for such rent and term and upon such other conditions as are acceptable to Landlord. For purposes of such re-letting, Landlord is authorized to redecorate, repair, alter and improve the Premises to the extent necessary in Landlord's sole discretion. Until Landlord re-lets the Premises, Tenant shall remain obligated to pay Rent to Landlord as provided in this Lease. If and when the Premises are re-let and if a sufficient sum is not realized from such re-letting after payment of all Landlord's expenses of re-letting (including, without limitation, rental concessions to new tenants, repairs, Alterations, legal fees and brokerage commissions) to satisfy the payment of Rent due under this Lease for any month, Tenant shall pay Landlord any such deficiency upon demand. Tenant agrees that Landlord may file suit to recover any sums due Landlord under this Section from time to time and that such suit or recovery of any amount due Landlord shall not be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Landlord.

           (c) Terminate this Lease and Tenant's right of possession of the Premises, and recover from Tenant the net present value of the Rent due from the date of termination until the Expiration Date, discounted at the lesser of the Interest Rate as of the date of termination or seven percent (7%) per annum.

           (d) Re-enter and repossess the Premises and remove all persons and effects therefrom, by summary proceeding, ejectment or other legal action or by using such force as may be necessary. Landlord shall have no liability by reason of any such re-entry, repossession or removal.

           (e) Recover from Tenant, to the extent permitted under the laws of the Commonwealth of Virginia, the value and/or cost of all concessions to Tenant under this Lease.

     22.3  RIGHTS UPON POSSESSION.  If Landlord takes possession pursuant to
           ----------------------
this Article, with or without terminating this Lease, Landlord may, at its option, enter into the Premises, remove Tenant's Alterations, signs, personal property, equipment and other evidences of tenancy, and store them at Tenant's risk and expense or dispose of them as Landlord may see fit, and take and hold possession of the Premises; provided, however, that if Landlord elects to take possession only without terminating this Lease, such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from the obligation to pay the Rent reserved hereunder for the full Term or from any other obligation under this Lease or any guaranty thereof.

     22.4  NO WAIVER.  If Landlord shall institute proceedings against Tenant
           ---------
and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any of Landlord's rights hereunder. No waiver by Landlord of any breach shall operate as a waiver of such covenant, condition or agreement, or operate as a waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof. No payment of Rent by Tenant or acceptance of Rent by Landlord shall operate as a waiver of any breach or default by Tenant under this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent herein stipulated shall be deemed to be other than a payment on account of the earliest unpaid Rent, nor shall any endorsement or statement on any check or communication accompanying a check for the payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy provided in this Lease. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease.

     22.5  RIGHT OF LANDLORD TO CURE TENANT'S DEFAULT.  If an Event of Default
           ------------------------------------------
shall occur, then Landlord may (but shall not be obligated to) make such payment or do such act to cure the Event of Default, and charge the amount of the expense thereof, together with interest thereon at the Interest Rate, to Tenant. Such payment shall be due and payable upon demand; however, the making of such payment or the taking of such action by Landlord shall not be deemed to cure the Event of Default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled. Any such payment made by Landlord on Tenant's behalf shall bear interest until paid at the Interest Rate.

     22.6  LATE PAYMENT.  If Tenant fails to pay any Rent when due and payable,
           ------------
and such failure continues for five (5) days after notice thereof is given by Landlord to Tenant, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such overdue Rent. In addition, any such late Rent payment shall bear interest from the date such Rent became due and payable to the date of payment thereof by Tenant at the Interest Rate. Such late charge and interest shall be due and payable within two (2) days after written demand from Landlord.

     22.7  LANDLORD DEFAULT.  If Landlord shall fail to keep or perform any of
           ----------------
its obligations under this Lease, then Tenant may (but shall not be obligated to do so) upon the continuance of such failure on Landlord's part for twenty (20) days after Landlord's receipt of notice from Tenant specifying the failure (or, in the case of any such failure which cannot with due diligence be cured within twenty (20) days, within such additional period, if any, as may be reasonably required by Landlord to cure such failure with due diligence), and without waiving or releasing Landlord from any obligation, make such payment or perform such obligation and all sums so paid by Tenant and all necessary and incidental costs and expenses, including reasonable attorney's fees paid to independent legal counsel, incurred by Tenant in making such payment or performing such obligation, together with interest thereon at the Interest Rate from the date of payment, shall be paid by Landlord to Tenant on demand, and if not so paid by Landlord, Tenant shall have the right to pursue any legal remedies available to it to collect payment, but shall not be entitled to offset such payment against Rent thereafter payable under this Lease.

                                  ARTICLE 23
                                   MORTGAGES

       23.1  SUBORDINATION.  This Lease is subject and subordinate to all ground
             -------------
or underlying leases and to any first Mortgage(s) which may now or hereafter affect such leases or the Land and to all renewals, modifications, consolidations, replacements and extensions thereof. This subordination shall be self-operative; however, in confirmation thereof, Tenant shall execute promptly any instrument that Landlord or any first Mortgagee may request confirming such subordination. Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such instrument on behalf of Tenant. Notwithstanding the foregoing, before any foreclosure sale under a Mortgage, the Mortgagee shall have the right to subordinate the Mortgage to this Lease, and, in the event of a foreclosure, this Lease may continue in full force and effect and Tenant shall attorn to and recognize as its landlord the purchaser of Landlord's interest under this Lease. Tenant shall, upon the request of a Mortgagee or purchaser at foreclosure, execute, acknowledge and deliver any instrument that has for its purpose and effect the subordination of the lien of any Mortgage to this Lease or Tenant's attornment to such Purchaser.

     23.2  MORTGAGEE PROTECTION . Tenant agrees to give any Mortgagee by
           --------------------
certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that before such notice Tenant has been notified in writing of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then Mortgagee shall have an additional thirty (30) days within which to cure such default; provided, however, that if such default cannot be reasonably cured within that time, then such Mortgagee shall have such additional time as may be necessary to cure such default so long as Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, without limitation, the commencement of foreclosure proceedings, if necessary), in which event this Lease shall not be terminated or Rent abated while such remedies are being so diligently pursued. In the event of the sale of the Land or the Building, by foreclosure or deed in lieu thereof, the Mortgagee or purchaser at such sale shall be responsible for the return of the Security Deposit only to the extent that such Mortgagee or purchaser actually received the Security Deposit.

     23.3  MODIFICATION DUE TO FINANCING.  If, in connection with obtaining
           -----------------------------
construction or permanent financing for the Premises, the Building or the Land, any lender (or Mortgagee) shall request reasonable modifications of this Lease as a condition to such financing, Tenant shall promptly execute a modification of this Lease, provided such modifications do not materially increase the financial obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's reasonable use and enjoyment of the Premises. Tenant shall prior to execution and throughout the Term, upon request from time to time, provide such financial information and documentation about itself to Landlord or Mortgagee as may be requested.

     23.4  NON-DISTURBANCE.  Landlord agrees to utilize its reasonable efforts
           ---------------
to obtain from any Mortgagee under any Mortgage recorded as of or after the Date of Lease and encumbering the Premises an agreement in writing, on the standard form for such agreement employed by such Mortgagee, providing in substance that so long as Tenant shall not be in default with respect to, and shall faithfully discharge, the obligations on its part to be kept and performed under the terms of this Lease, its tenancy shall not be disturbed. Tenant hereby acknowledges that the decision by any such Mortgagee holding a Mortgage encumbering the Premises to grant such non-disturbance protection to Tenant is a determination that will be made by such Mortgagee and is not within the control of Landlord. Tenant agrees to cooperate fully with Landlord in connection with Landlord's efforts to obtain such non-disturbance protection for Tenant, and in such regard, Tenant shall supply to Landlord and such Mortgagee, if requested, Tenant's most recent audited financial statements and unaudited financial statements prepared by Tenant for the period following that period reflected in Tenant's most recent audited financial statements, with such unaudited financial statements being certified as true and accurate by Tenant's chief financial officer to the best of his knowledge.

                                  ARTICLE 24
                            SURRENDER; HOLDING OVER

     24.1  SURRENDER OF THE PREMISES.  Tenant shall peaceably surrender the
           -------------------------
Premises to Landlord on the Expiration Date or earlier termination of this Lease, in broom-clean condition and in as good condition as when Tenant took possession, including, without limitation, the repair of any damage to the Premises caused by the removal of any of Tenant's personal property or trade fixtures from the Premises, except for reasonable wear and tear and loss by fire or other casualty not caused by Tenant or its Agents. Any of Tenant's personal property left on or in the Premises, the Building or the Common Area after the Expiration Date or earlier termination of this Lease shall be deemed to be abandoned, and, at Landlord's option, title shall pass to Landlord under this Lease.

     24.2  HOLDING OVER.  In the event that Tenant shall not immediately
           ------------
surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, Tenant shall be deemed to be a month to month tenant upon all of the terms and provisions of this Lease, except the monthly Base Rent during the period of any such holdover shall be

(a) during and with respect to each of the first (1st) and second (2nd) months of any such holdover period, one hundred fifty percent (150%) of the monthly Base Rent in effect during the last month of the Term, (b) during and with respect to each of the third (3rd) and fourth (4th) months of any such holdover period, one hundred seventy-five percent (175%) of the monthly Base Rent in effect during the last month of the Term, and (c) during and with respect to the fifth (5th) month and any succeeding month of any such holdover period, twice the monthly Base Rent in effect during the last month of the Term. Notwithstanding the foregoing, if Tenant shall hold over after the Expiration Date or earlier termination of this Lease, and Landlord shall desire to regain possession of the Premises, then Landlord may forthwith re-enter and take possession of the Premises without process, or by any legal process in force in the Commonwealth of Virginia. Tenant shall indemnify Landlord against all liabilities and damages sustained by Landlord by reason of such retention of possession.

                                  ARTICLE 25
                                QUIET ENJOYMENT

     Landlord covenants that if Tenant shall pay Rent and perform all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall during the Term peaceably and quietly occupy and enjoy possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of this Lease and any Mortgage to which this Lease is subordinate and easements, conditions and restrictions of record affecting the Land.

                                  ARTICLE 26
               TENANT'S COVENANTS REGARDING HAZARDOUS MATERIALS

     26.1  DEFINITION.  As used in this Lease, the term "Hazardous Material"
           ----------
means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "infectious wastes," "hazardous materials" or "toxic substances" now or subsequently regulated under any federal, state or local laws, regulations or ordinances including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

     26.2  GENERAL PROHIBITION.  Tenant shall not cause or permit any Hazardous
           -------------------
Material to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in, under or about the Premises, the Building, the Land or the Park by Tenant or its Agents, affiliates, sublessees or assignees without the prior written consent of Landlord (which consent of Landlord may be withheld, conditioned or delayed by Landlord in its sole and absolute discretion); provided, however, that notwithstanding the foregoing, Tenant shall have the right to use and store diesel fuel in connection with its operation of the back-up electrical generator described in Section 5 of the Work Agreement, in accordance with all applicable laws, rules and regulations, after obtaining all applicable permits, and in such amounts approved in advance by Landlord as shall be commensurate with the proper use and operation of such back-up electrical generator. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages), expenses (including, without limitation, attorneys', consultants' and experts' fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal or bodily injury, property damage or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from (i) a breach of the foregoing prohibition by Tenant, its Agents, affiliates, sublessees or assignees, and (ii) the storage and/or use of the diesel fuel described in the preceding provisions of this Section 26.2. Except for any fuel storage tank that is a part of the back-up electrical generator described in
Section 5 of the Work Agreement, in no event shall Landlord be required to consent to the installation or use of any storage tanks in, on or under the Premises, the Building, the Land or the Park. If Landlord consents to the generation, production, use, storage, treatment or disposal of Hazardous Materials in or about the Premises by Tenant, its Agents, affiliates, sublessees or assignees (which consent shall include the approval by Landlord set forth in this Section 26.2 of Tenant's storage and use of diesel fuel for the back-up electrical generator described in Section 5 of the Work Agreement), then and in addition to any other requirements or conditions that Landlord may impose in connection with such consent, (a) Tenant promptly shall deliver to Landlord copies of all permits, approvals, filings, and reports reflecting the legal and proper generation, production, use, storage, treatment or disposal of all Hazardous Materials generated, used, stored, treated or removed from the Premises, the Building, the Land and the Park and, upon Landlord's request, copies of all hazardous waste manifests relating thereto, and (b) upon expiration or earlier termination of this Lease, Tenant shall cause all Hazardous Materials arising out of or related to the use or occupancy of the Premises by Tenant or its Agents, affiliates, sublessees or assignees to be removed from the Premises, the Building, the Land and the Park and transported for use, storage or disposal in accordance with all applicable laws, regulations and ordinances and Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord of the same.

     26.3  NOTICE.  In the event that Hazardous Materials are discovered upon,
           ------
in or under the Premises, the Building, the Land or the Park and any governmental agency or entity having jurisdiction over the Premises, the Building, the Land or the Park requires the removal of such Hazardous Materials, Tenant shall be responsible for removing those Hazardous Materials arising out of or related to the use or occupancy of the Premises by Tenant or its Agents, affiliates, sublessees or assignees but not those of its predecessors. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Premises, the Building, the Land or the Park, nor enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Material in any way connected with the Premises, the Building, the Land or the Park, without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto. Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous Material in, on or under the Premises, the Building, the Land, the Park or any portion thereof; (ii) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated or threatened (if Tenant has notice thereof) pursuant to any Hazardous Materials Laws; (iii) any claim made or threatened by any person against Tenant, the Premises, the Building, the Land or the Park relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iv) any reports made to any environmental agency or entity arising out of or in connection with any Hazardous Materials in, on, under or about or removed from the Premises, the Building, the Land or the Park, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, the Building, the Land, the Park or Tenant's use or occupancy thereof.

     26.4  SURVIVAL.  The respective rights and obligations of Landlord and
           --------
Tenant under this Article 26 shall survive the expiration or earlier termination of this Lease.

                                  ARTICLE 27
                                 MISCELLANEOUS

     27.1  NO REPRESENTATIONS BY LANDLORD.  Tenant acknowledges that neither
           ------------------------------
Landlord or its Agents nor any broker has made any representation or promise with respect to the Premises, the Building, the Land or the Common Area, except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth. Tenant, by taking possession of the Premises shall accept the Premises and the Building "AS IS," and such taking of possession shall be conclusive evidence that the Premises and the Building are in good and satisfactory condition at the time of such taking of possession.

     27.2  NO PARTNERSHIP.  Nothing contained in this Lease shall be deemed or
           --------------
construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between Landlord and Tenant other than that of landlord and tenant.

     27.3  BROKERS.  Landlord recognizes Broker(s) as the sole broker(s)
           -------
procuring this Lease and shall pay Broker(s) a commission therefor pursuant to a separate agreement between Broker(s) and Landlord. Landlord and Tenant each represents and warrants to the other that it has not employed any broker, agent or finder other than Broker(s) relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim for brokerage or other commission arising from or out of any breach of the indemnitor's representation and warranty.

     27.4  ESTOPPEL CERTIFICATE.  Tenant shall, without charge, at any time and
           --------------------
from time to time, within fifteen (15) days after request therefor by Landlord, Mortgagee, any purchaser of the Land or the Building or any other interested person, execute, acknowledge and deliver to such requesting party a written estoppel certificate certifying, as of the date of such estoppel certificate, the following: (i) that this Lease is unmodified and in full force and effect (or if modified, that the Lease is in full force and effect as modified and setting forth such modifications); (ii) that the Term has commenced (and setting forth the Commencement Date and Expiration Date); (iii) that Tenant is presently occupying the Premises; (iv) the amounts of Base Rent and Additional Rent currently due and payable by Tenant; (v) that any Alterations required by the Lease to have been made by Landlord have been made to the satisfaction of Tenant; (vi) that there are no existing set-offs, charges, liens, claims or defenses against the enforcement of any right hereunder, including, without limitation, Base Rent or Additional Rent (or, if alleged, specifying the same in detail); (vii) that no Base Rent (except the first installment thereof) has been paid more than thirty (30) days in advance of its due date; (viii) that Tenant has no knowledge of any then uncured default by Landlord of its obligations under this Lease (or, if Tenant has such knowledge, specifying the same in detail); (ix) that Tenant is not in default; (x) that the address to which notices to Tenant should be sent is as set forth in the Lease (or, if not, specifying the correct address); and (xi) any other certifications requested by Landlord. In addition, within fifteen (15) days after request by Landlord, Tenant shall deliver to Landlord audited financial statements of Tenant for its most recently ended fiscal year and interim unaudited financial statements for its most recently ended quarter.

     27.5  WAIVER OF JURY TRIAL.  TENANT HEREBY WAIVES TRIAL BY JURY IN ANY
           --------------------
ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY LANDLORD AGAINST TENANT WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER OR TENANT'S USE OR OCCUPANCY OF THE PREMISES. IN THE EVENT LANDLORD COMMENCES ANY PROCEEDINGS FOR NONPAYMENT OF RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIMS. THIS SHALL NOT, HOWEVER, BE CONSTRUED AS A WAIVER OF TENANT'S RIGHT TO ASSERT SUCH CLAIMS IN ANY SEPARATE ACTION BROUGHT BY TENANT.

     27.6  NOTICES.  All notices or other communications hereunder shall be in
           -------
writing and shall be deemed duly given if delivered in person or upon the earlier of receipt, if mailed by certified or registered mail, or three (3) days after certified or registered mailing, return receipt requested, postage prepaid, addressed and sent, if to Landlord to Landlord's Address specified in
Section 1.15 of this Lease or if to Tenant to Tenant's Address specified in
Section 1.16 of this Lease. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

     27.7  INVALIDITY OF PARTICULAR PROVISIONS.  If any provisions of this Lease
           -----------------------------------
or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

     27.8   GENDER AND NUMBER.  All terms and words used in this Lease,
            -----------------
regardless of the number or gender in which they are used, shall be deemed to include any other number or gender as the context may require.

     27.9   BENEFIT AND BURDEN.  Subject to the provisions of Article 11 of this
            ------------------
Lease and except as otherwise expressly provided, the provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, heirs, successors and assigns. Landlord may freely and fully assign its interest hereunder.

     27.10  ENTIRE AGREEMENT.  This Lease (which includes the Exhibits and Rider
            ----------------
attached hereto) contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease shall be of any force or effect. This Lease (other than the Rules and Regulations, which may be changed from time to time as provided herein) may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by Landlord and Tenant.

     27.11  AUTHORITY.
            ---------

            (a) If Tenant signs as a corporation, the person executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and validly existing corporation, in good standing, qualified to do business in the Commonwealth of Virginia, that the corporation has full power and authority to enter into this Lease and that he or she is authorized to execute this Lease on behalf of the corporation.

            (b) If Tenant signs as a partnership, the person executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and validly existing partnership, in good standing, qualified to do business in the Commonwealth of Virginia, that the partnership has full power and authority to enter into this Lease, and that he or she is authorized to execute this Lease on behalf of the partnership.

            (c) If Tenant signs as a limited liability company, the person executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and validly existing limited liability company, in good standing, qualified to do business in the Commonwealth of Virginia, that the limited liability company has full power and authority to enter into this Lease and that he or she is authorized to execute this Lease on behalf of the limited liability company.

     27.12  ATTORNEYS' FEES.  If either party to this Lease shall bring an
            ---------------
action regarding any of the terms and conditions of this Lease or any of its rights hereunder, the party to this Lease prevailing in any such action, on trial or appeal, shall be entitled to reasonable attorneys' fees as fixed by the Court, to be paid by the non-prevailing party to this Lease. The term "attorneys' fees" shall include, but shall not be limited to, reasonable attorneys' fees incurred in any and all judicial, bankruptcy, reorganization, administrative or other proceedings, including appellate proceedings, whether the proceedings arise before or after the entry of a final judgment and all costs and disbursements in connection with the matter.

     27.13  INTERPRETATION.  This Lease is governed by the laws of the
            --------------
Commonwealth of Virginia.

     27.14  NO PERSONAL LIABILITY; SALE.  Neither Landlord nor its Agents,
            ---------------------------
whether disclosed or undisclosed, shall have any personal liability under any provision of this Lease. In the event of a judgment in favor of Tenant which remains unpaid, Tenant's right of redress, execution and levy shall be limited to the equity of Landlord in the Building. In the event that the original Landlord hereunder, or any successor owner of the Building, shall sell or convey the

Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease occurring thereafter shall terminate as of the day of such sale, and thereupon all such liabilities and obligations shall be binding on the new owner. Tenant agrees to attorn to such new owner. Any successor to Landlord's interest shall not be bound by: (i) any payment of Base Rent or Additional Rent for more than one (1) month in advance, except for the payment of the first installment of First Year Base Rent; or (ii) as to any Mortgagee or any purchaser at foreclosure, any amendment or modification of this Lease made without the consent of such Mortgagee.

     27.15  TIME OF THE ESSENCE.  Time is of the essence as to Tenant's
            -------------------
obligations contained in this Lease.

     27.16  FORCE MAJEURE.  Landlord shall not be required to perform any of its
            -------------
obligations under this Lease, nor shall Landlord be liable for loss or damage for failure to do so, nor shall Tenant thereby be released from any of its obligations under this Lease, where such failure arises from or through acts of God, strikes, lockouts, labor difficulties, explosions, sabotage, accidents, riots, civil commotions, acts of war, results of any warfare or warlike conditions in this or any foreign country, fire or casualty, legal requirements, energy shortage or other causes beyond the reasonable control of Landlord, unless such loss or damage results from the willful misconduct or gross negligence of Landlord.

     27.17  HEADINGS.  Captions and headings are for convenience of reference
            --------
only.

     27.18  MEMORANDUM OF LEASE.  Tenant shall, at the request of Landlord,
            -------------------
execute and deliver a memorandum of lease in recordable form. Tenant shall not record such a memorandum or this Lease without Landlord's consent. In the event Tenant requests recordation of a memorandum of this Lease, Tenant shall be obligated to pay all costs, fees and taxes, if any, associated with such recordation.

     27.19  INTENTIONALLY OMITTED.
            ---------------------

     27.20  INTENTIONALLY OMITTED.
            ---------------------

     27.21  EFFECTIVENESS.  The furnishing of the form of this Lease shall not
            -------------
constitute an offer and this Lease shall become effective upon and only upon its execution by and delivery to each party hereto.

     27.22  RIGHT OF SECOND OFFER.  Promptly after Landlord shall become aware
            ---------------------
of the availability or impending availability for lease of that certain space, comprising approximately 13,745 gross rentable square feet, designated as Suite 1000 in that certain building in the Park known as 480 Spring Park Place (the "Offer Space"), Landlord shall notify Tenant thereof. The notice given by Landlord to Tenant with respect to the availability of such Offer Space shall describe the Offer Space and the date as of which such Offer Space shall be available for lease. If Tenant shall elect to exercise its option pursuant to this Section 27.22 to lease the Offer Space, then and in such event, the Offer Space shall be leased by Landlord to Tenant pursuant to all the terms and conditions of this Lease pertaining to the Premises, except that: (i) Landlord shall have no obligation whatsoever to make any alterations or improvements to the Offer Space for the benefit of Tenant; (ii) no rental concessions or any "free rent" period shall be applicable with respect to the leasing of the Offer Space by Landlord to Tenant; (iii) the Base Rent that shall be payable by Tenant to Landlord for and with respect to the Offer Space shall at all times be equal, on a per gross rentable square foot per annum basis, to the Base Rent then required to be paid by Tenant to Landlord for and with respect to the original Premises demised pursuant to this Lease; (iv) all of the payments which Tenant shall be required to make pursuant to this Lease with respect to PCAM, Real Estate Taxes and BOE shall be adjusted, proportionately, to reflect the increase in the aggregate amount of space in the Park demised by Landlord to Tenant as a result of the leasing by Tenant from Landlord of the Offer Space; and (v) the term pursuant to which the Offer Space shall be leased by Tenant from Landlord shall commence on the date set forth for such commencement in the notice given by Landlord to Tenant and shall end on the Expiration Date. Tenant shall have five (5) business days from the date of such notice from Landlord to notify Landlord that Tenant intends to enter into an amendment to this Lease with Landlord so as to include the Offer Space on such terms and conditions.

Provided that Tenant shall have given the notice described in the preceding sentence to Landlord before the expiration of such five (5) business day period of time, Tenant shall have fifteen (15) business days from the date of such notice from Landlord to enter into an amendment to this Lease with Landlord so as to include the Offer Space on such terms and conditions. If Tenant does not give notice of its intention to enter into such amendment with Landlord as aforesaid or does not enter into such amendment as aforesaid with Landlord, Landlord shall have the right to enter into a lease with any third party for the Offer Space on any terms and conditions as upon which Landlord and such third party shall agree. The rights extended in this Section 27.22 to Tenant by Landlord are exclusively granted by Landlord to the original Tenant named under this Lease, Exodus Communications, Inc., and shall not inure to the benefit of or be exercisable by any party other than the original Tenant named under this Lease. Notwithstanding the foregoing, Tenant's rights under this Section 27.22 shall: (a) terminate automatically upon the issuance of any notice of default by Landlord to Tenant with respect to any of Tenant's obligations under this Lease;
(b) terminate automatically upon the failure of Tenant to have given notice to Landlord of its intention to enter into an amendment of this Lease with Landlord on the terms and conditions set forth in the preceding provisions of this
Section 27.22 within five (5) business days after the date of the giving by Landlord of notice to Tenant with respect to the availability of Offer Space;
(c) terminate automatically upon the failure of Tenant to enter into an amendment to this Lease with Landlord on the terms and conditions set forth in the preceding provisions of this Section 27.22 within fifteen (15) business days after the date of the giving by Landlord of notice to Tenant with respect to the availability of Offer Space; (d) terminate automatically as of October 1, 1997 unless on or prior to such date Tenant shall have exercised its rights under this Section 27.22 to lease the Offer Space; and (e) be subject and subordinate, in all respects and at all times, to any and all Preferential Rights (herein defined) applicable to the Offer Space or any portion thereof, or to any other space in the Building of which the Offer Space or any portion thereof shall be a part, extended by Landlord (or any predecessor-in-interest to Landlord) prior to the date of this Lease for the benefit of any existing tenant or occupant of the Building. For purposes hereof, "Preferential Rights" means all rights of renewal, rights of first refusal, rights of first offer, rights to expansion space or any other rights or agreements similar or dissimilar to the foregoing concerning the future or potential leasing of the Offer Space or any portion thereof or any other space in the Building of which the Offer Space or any portion thereof shall be a part. Notwithstanding anything to the contrary set forth elsewhere in this Section 27.22, Tenant acknowledges and agrees that all of the rights granted to it with respect to the Offer Space pursuant to this
Section 27.22 are subject and subordinate, in all respects, to the Preferential Rights with respect to the Offer Space granted by Landlord to another tenant of the Park, Value Health Sciences, Inc., pursuant to, and in accordance with, the lease agreement in effect as of the Date of Lease between Landlord and Value Health Sciences, Inc. Furthermore, Tenant acknowledges and agrees that Landlord shall have no obligation pursuant to this Section 27.22 to give any notice to Tenant of the availability or pending availability for lease of the Offer Space until Landlord, in good faith, shall have determined, in its sole discretion, that the holders of all Preferential Rights (including, without limitation, Value Health Sciences, Inc.) shall have elected not to exercise any such Preferential Rights with respect to the Offer Space.

     IN WITNESS WHEREOF, LANDLORD AND TENANT HAVE EXECUTED THIS LEASE UNDER SEAL AS OF THE DATE OF LEASE.

                                   LANDLORD:

WITNESS:                           JBG/SPRING PARK LIMITED PARTNERSHIP
                                   BY:  JBG REAL ESTATE ASSOCIATES VIII, INC.,
                                        GENERAL PARTNER



  /s/ Karen Dinder                      BY: /s/ Brian P. Coulter          (SEAL)
-----------------------------              -------------------------------
                                             NAME: Brian P. Coulter
                                                  ------------------------------
                                             TITLE: Vice President
                                                   -----------------------------

                                   DATE:  JUNE 30, 1997

                                   TENANT:

ATTEST/WITNESS:                    EXODUS COMMUNICATIONS, INC.


    /s/ Kathy Woolner              BY: /s/ R.V. Sanford III               (SEAL)
------------------------------        ------------------------------------

                                   DATE: JUNE 26 , 1997

                                  EXHIBIT A-1
                                  -----------

                            (Plan Showing Premises)

                                     A-1-1

                                  EXHIBIT A-2
                                  -----------

                   (Plat Showing the Land and the Building)

                                     A-2-1

                                  EXHIBIT A-3
                                  -----------

                   LOCATION OF BACK-UP ELECTRICAL GENERATOR
                   ----------------------------------------


                                     A-3-1

                                   EXHIBIT B
                                   ---------

                                WORK AGREEMENT
                                --------------

     This WORK AGREEMENT (the "Work Agreement") is attached to and made a part of that certain Deed of Lease dated the Date of Lease (the "Lease") between JBG/SPRING PARK LIMITED PARTNERSHIP, a Virginia limited partnership ("Landlord"), and EXODUS COMMUNICATIONS, INC., a California corporation ("Tenant"). The defined terms used in this Work Agreement that are defined in the Lease shall have the same meanings as provided in the Lease.

1.   General.
     -------

     1.1  Purpose.  This Agreement sets forth the terms and conditions governing
          -------
          the design, permitting and construction of the Tenant Improvements by Tenant.

     1.2  Tenant's Representative.  Tenant acknowledges that Tenant has
          -----------------------
          appointed ________________ as its authorized representative (the "Tenant's Representative") with full power and authority to bind Tenant for all actions taken with regard to the Tenant Improvements. Tenant hereby ratifies all actions and decisions with regard to the Tenant Improvements that Tenant's Representative may have taken or made prior to the execution of this Work Agreement. Landlord shall not be obligated to respond to or act upon any plan, drawing, change order or approval or other matter relating to the Tenant Improvements until it has been executed by Tenant's Representative.

2.   Tenant Improvements.
     -------------------

     2.1  Tenant Improvements.  Tenant shall construct the Tenant Improvements
          -------------------
          (herein defined) in accordance with the Tenant Improvements Drawings and Specifications (as defined below). The Tenant Improvements Drawings and Specifications shall be conclusive as to the entire scope of work to be performed by Tenant (the "Tenant Improvements").

     2.2  Tenant's Architect.  Landlord and Tenant hereby agree that the
          ------------------
          architect to be employed by Tenant, at its sole cost and expense, in connection with the design of the Tenant Improvements shall be _______________________ (the "Tenant's Architect"). Tenant shall provide promptly to Landlord, upon execution and delivery of same, a photocopy of the full and complete contract made between the Tenant's Architect and Tenant with respect to Tenant Improvements, which contract shall be acceptable to Landlord in all respects, in its reasonable judgment.

     2.3  Tenant's General Contractor.  Landlord and Tenant hereby agree that
          ---------------------------
          the general contractor to be employed by Tenant in connection with the construction and installation of the Tenant Improvements shall be selected by Tenant after the completion of a competitive bid process designed and implemented by Tenant (the "Tenant's General Contractor"). Not later than ten (10) days after the Date of Lease Landlord shall advise Tenant, in writing, of the name of at least one
          (1) general contractor with whom Landlord has had satisfactory experience in the past and which Landlord believes to have expertise in connection with the construction of alterations and improvements similar to the Tenant Improvements. Tenant shall provide promptly to Landlord, upon execution and delivery of same, a photocopy of the full and complete contract made between the Tenant's General Contractor and Tenant with respect to the Tenant Improvements, which contract shall be acceptable to Landlord in all respects, in its reasonable judgment.

     2.4  Tenant's Construction Manager.  Landlord and Tenant hereby agree that
          -----------------------------
          Tenant shall employ a construction manager in connection with the construction and installation of the Tenant Improvements (the "Tenant's Construction Manager"). If Tenant's Construction Manager shall not be an employee of Tenant, Tenant shall promptly supply to Landlord, upon execution and delivery of the same, a photocopy of the full and complete contract made between the Tenant's Construction Manager and Tenant with respect to the Tenant Improvements, which contract shall be acceptable to Landlord in all respects, in its reasonable judgment. All fees and costs charged by and relating to the Tenant's Construction Manager and its services shall be paid by Tenant, at the sole cost and expense of Tenant.

     2.5  Landlord's Construction Manager.  Landlord and Tenant hereby agree
          -------------------------------
          that Landlord shall have the right, at the sole option of Landlord, to employ a construction manager (the "Landlord's Construction Manager") in connection with the supervision of the construction and installation of the Tenant Improvements. All costs and expenses of the Landlord's Construction Manager shall be paid by Landlord, at its sole cost and expense.

     2.6  Payment of Costs of Tenant Improvements.  Each and all of the costs of
          ---------------------------------------
          the Tenant Improvements (including, without limitation, all hard or direct costs of construction, all architectural, engineering and planning fees, the costs of all building and other governmental permits, and all other soft or indirect costs of construction of any kind whatsoever) shall be paid by Tenant, at Tenant's sole cost and expense.

3.   Tenant Improvements Drawings and Specifications.  Within five (5) business
     -----------------------------------------------
     days after Landlord receives detailed construction drawings and specifications for the Tenant Improvements from Tenant's Architect, Landlord shall either approve or disapprove the same, such approval not to be unreasonably withheld, conditioned or delayed, except that Landlord shall have the right, in its sole discretion, to approve or disapprove any portions of the Tenant Improvements which, in the sole opinion of Landlord, have an adverse effect upon the structural integrity of the Building or the heating, ventilating, air conditioning, plumbing, electrical, and other mechanical systems serving the Premises. In the event of a disapproval by Landlord (except in the case of a disapproval by Landlord arising in connection with Landlord's concerns regarding the structural integrity of the Building or the various systems serving the Premises, as aforesaid), Landlord shall require, and Tenant shall make, the minimum changes necessary to such plans and specifications in order to correct or to address the concerns of Landlord, and Tenant's Architect shall return the drawings and specifications to Landlord for its review again, which Landlord shall approve or disapprove within five (5) business days after Landlord receives the revised plans and specifications. The aforedescribed procedure shall be repeated until such plans and specifications are finally approved by Landlord and written approval has been delivered to and received by Tenant. Notwithstanding the foregoing, Landlord shall have complete discretion with regard to granting or withholding approval of any such drawings and specifications to the extent they impact the Building's structure or systems or would be visible from the exterior of the Building or any Common Area within the Building. The detailed construction drawings and specifications for the Tenant Improvements, as submitted by Tenant and approved by Landlord in accordance with the terms and conditions of this
     Section 3, are sometimes in this Work Agreement referred to as the "Tenant Improvements Drawings and Specifications". Any changes, additions or modifications that Tenant desires to make to the Tenant Improvements Drawings and Specifications after approval by Landlord shall also be subject to Landlord's prior approval, which shall not be unreasonably withheld, conditioned or delayed in accordance with the provisions set forth in the preceding provisions of this Section 3, except as provided above for Building structure, system or appearance impact.

4.   Construction of Tenant Improvements.
     -----------------------------------

     4.1  General.  Tenant shall use reasonable efforts to Substantially
          -------
          Complete (as defined below) the Tenant

          Improvements on or before September 30, 1997, but neither the validity of this Lease nor any of the monetary or other obligations of Tenant under this Lease shall be affected in any way by a failure to Substantially Complete the Tenant Improvements by such date.

     4.2  Construction of Tenant Improvements.  Prior to the commencement of
          -----------------------------------
          construction of the Tenant Improvements, Tenant shall: (a) obtain the approval of Landlord to the Tenant Improvements Drawings and Specifications, as set forth above; (b) obtain, at the sole cost and expense of Tenant, all building and other permits required to be issued in connection with the construction of the Tenant Improvements;
          (c) supply to Landlord, at Landlord's option but at the sole cost and expense of Tenant, payment and performance bonds naming Landlord as an obligee with respect to the construction contract for completion of the Tenant Improvements, each of such bonds being in an amount not less than the maximum amount of the construction contract made between Tenant and Tenant's General Contractor; and (d) provide, at the sole cost and expense of Tenant, to Landlord such builder's risk, liability, property damage and other insurance, covering Landlord, Tenant, Tenant's General Contractor and such other parties as Landlord shall reasonably deem necessary, in such amounts and with such coverages as Landlord, in its reasonable judgment, shall require. The Tenant Improvements shall be constructed by Tenant with new, first class materials, as typically employed in the construction of first class office buildings, and by skilled workmen. Upon Substantial Completion of the Tenant Improvements, Tenant shall supply to Landlord fully executed waivers of liens from the Tenant's General Contractor and each of the subcontractors employed by Tenant's General Contractor in connection with the Tenant Improvements. In the event that any mechanics' or materialmen's lien shall be filed against the Property in connection with, or as a result of, the construction of the Tenant Improvements, Tenant shall immediately cause the same to be discharged or bonded off, at Tenant's sole cost and expense. Furthermore, Tenant shall indemnify and hold Landlord harmless from and against any and all losses, damages, liabilities, costs or expenses that Landlord may suffer or incur as a result of, or in connection with, (i) the filing of any mechanics' or materialsmen's liens in connection with the Tenant Improvements, or (ii) the making of the Tenant Improvements by Tenant and any of the actions or omissions of Tenant or any of the agents, employees or contractors of Tenant in connection therewith.

     4.3  Substantial Completion.  "Substantial Completion" of the Tenant
          ----------------------
          Improvements shall be conclusively deemed to have occurred as soon as the Tenant Improvements have been constructed in accordance with the approved Tenant Improvements Drawings and Specifications and approved change orders, and the Tenant Improvements are ready to be utilized for their intended purpose, as certified by Tenant's Architect. Upon Substantial Completion of the Tenant Improvements, Tenant shall supply to Landlord a copy of a duly issued temporary certificate of occupancy from the proper governmental entity having jurisdiction with respect thereto and, as soon as possible thereafter, shall provide to Landlord a photocopy of the final certificate of occupancy. Notwithstanding the above, the Tenant Improvements shall be considered Substantially Complete and ready to be utilized for their intended purpose even though there remain to be completed in the Premises punch list items involving minor or insubstantial details of construction, decoration or mechanical adjustment, the lack of completion of which will not materially interfere with Tenant's Permitted Use of the Premises.

5.   Supplemental Power.  Landlord hereby acknowledges that as of the Date of
     ------------------
Lease the Premises is served by 800 amps, three-phase high voltage electrical power. Tenant shall have the right, at its sole cost and expense, in connection with the making of the Tenant Improvements or at any later time during the Term, but only after Landlord's review and approval of detailed plans and specifications therefor (which approval may be withheld by Landlord, in its sole and absolute discretion), to (a) make such modifications to the electrical system serving the Premises as shall be necessary so as to increase the electrical power serving the Premises so that Tenant may operate such machinery and equipment as shall be necessary in connection with its business operations at the Premises, and (b) install a back-up electrical generator in the rear of the Building at the location shown on Exhibit A-3 attached to and hereby made a
                                      -----------
part of this Lease. Landlord shall have the right, at its sole option, in connection with Tenant's request to install any back-up electrical generator as described above, to condition its approval thereof upon, among other things, Tenant's construction and/or installation, at Tenant's sole cost and expense, of such containment structures and safety systems relating thereto (including, without limitation, containment structures and safety systems protecting against any environmental hazards arising from Tenant's use or storage of diesel fuel and any diesel fuel storage tank in connection therewith) as Landlord shall deem necessary or prudent, in Landlord's sole and absolute discretion. All such modifications to the electrical system made by Tenant pursuant to the preceding provisions of this Section 5, as well as any such back-up electrical generator installed by Tenant pursuant to the preceding provisions of this Section 5, shall be deemed to be Alterations governed by the terms and conditions of this Lease. Notwithstanding anything to the contrary set forth elsewhere in this Lease, upon the written request of Landlord made at any time at or prior to the expiration date of the Term or the sooner termination thereof in accordance with this Lease, Tenant, at Tenant's sole cost and expense, shall remove any back-up electrical generator installed by Tenant at the expiration of the Term or the sooner termination thereof in accordance with this Lease.

6.   Fiber Optics Conduits.  Tenant shall have the right, at its sole cost and
     ---------------------
expense, in connection with the making of the Tenant Improvements or at any time thereafter during the Term, but only after Landlord's review and approval of detailed plans and specifications therefor (which approval may be withheld by Landlord, in its sole and absolute discretion), to install and maintain in the Park conduits, at locations approved by Landlord, in its sole and absolute discretion, pursuant to which fiber optic lines serving the Premises may be connected to the Building. Tenant shall also, at all times during the Term and at its sole cost and expense, maintain in good condition, repair and working order, or cause to be maintained in good condition, repair and working order, all such fiber optic lines serving the Premises. On the expiration date of the Term or the sooner termination thereof in accordance with this Lease, Tenant shall, upon request by Landlord and at Tenant's sole cost and expense, disconnect and cap any such fiber optic lines (but shall not be obligated to remove any such lines); provided, however, if Landlord shall not request that such fiber optic lines be disconnected and/or kept as of the termination date of the Term or the sooner termination thereof in accordance with this Lease, all such fiber optic lines shall become the property of Landlord at such time and Tenant shall have no further rights or obligations with respect to such fiber optic lines.

7.   Communications Equipment.  Tenant shall have the right, at its sole cost
     ------------------------
and expense, in connection with the making of the Tenant Improvements or at any later time during the Term, but only upon obtaining the prior written consent thereto of Landlord (which consent may be withheld by Landlord, in its sole and absolute discretion) after Landlord's review and approval of detailed plans and specifications therefor (which approval may be withheld by Landlord, in its sole and absolute discretion), to install such communications equipment in the Premises as Tenant shall deem necessary in connection with its normal business operations at the Premises. In connection with making its determination as to whether to approve Tenant's request to install any such communications equipment in the Premises, Landlord shall have the right, in its sole discretion, to take into consideration such factors and issues as Landlord shall deem relevant, including, without limitation, the soundness of the equipment, the safety of the equipment and its installation, compliance by Tenant with all applicable laws, rules and regulations, and the effect of the installation of any such equipment upon any roof warranty. Any such communications equipment installed by Tenant pursuant to the preceding provisions of this Section 7 shall be deemed to be Alterations governed by the terms and conditions of this Lease. Notwithstanding anything to the contrary set forth elsewhere in this Lease: (a) Landlord shall have the right to disapprove the placement of any communications equipment on the exterior of the Premises in a location that shall be visible from the ground level of the Park; and (b) Upon the written request of Landlord made at any time at or prior to the expiration date of the Term or the sooner termination thereof in accordance with this Lease, Tenant, at Tenant's sole cost and expense, shall remove any such communication equipment installed by Tenant at the expiration date of the Term or the sooner termination thereof in accordance with this Lease.

8.   Roof Rights.  Tenant shall have the right, at its sole cost and expense, in
     -----------
connection with the making of the Tenant Improvements or at any time thereafter during the Term, but only upon obtaining the prior written consent thereto of Landlord (which consent of Landlord shall not be unreasonably conditioned, withheld or delayed) after Landlord's review and approval of detailed plans and specifications therefor (which approval may be withheld by Landlord, in its sole and absolute discretion), to install on the roof up to, but not more than, six
(6) condenser units at a location, of a size, and otherwise in a manner satisfactory to Landlord. Tenant shall also have the right, from time to time, to enter upon the roof, but only after notifying Landlord of the need therefor and obtaining Landlord's prior consent thereto, to maintain and make necessary repairs to such condenser units, all such maintenance and repairs to be made at the sole cost and expense of Tenant. Notwithstanding anything to the contrary set forth elsewhere in this Lease, (a) all such condenser units shall be placed on the roof centerline, side-to-side, and front-to-back, so as not to be visible from the ground level of the Park, and (b) Tenant shall employ, at Tenant's sole cost and expense, a roofer designated by Landlord for any penetrations of the roof of the Building required in connection with the installation of such condenser units. Tenant hereby acknowledges and agrees that Landlord would not have extended the rights set forth in this Section 8 to Tenant but for the agreement on the part of Tenant to use a roofer designated by Landlord for any penetrations of the roof of the Building required in connection with the installation of such condenser units. Furthermore, Tenant acknowledges and agrees that if that for any reason whatsoever Tenant shall utilize a roofer other than one that is designated by Landlord for the making of any penetrations of the roof of the Building in connection with the installation of any such condenser units, then and in any such event, (i) Landlord shall have the right, at its sole option, and at the sole cost and expense of Tenant, to remove and repair any such penetrations of the roof of the Building made by Tenant, and Tenant shall reimburse Landlord for the costs thereof within fifteen (15) days after being billed therefor by Landlord, (ii) an Event of Default shall be deemed to have occurred pursuant to the terms and conditions of this Lease, and
(iii) Tenant shall indemnify and hold Landlord harmless from and against any and all costs, losses or liabilities that Landlord shall suffer or incur at any time thereafter (including, without limitation, at any time after the Expiration Date or the date of any sooner termination of the Term of this Lease) that, but for the penetrations of the roof of the Building made by Tenant in contravention of the terms and conditions of this Section 8, would have been covered by the terms and conditions of any warranty or guaranty with respect to the roof of the Building available to Landlord. Any such condenser units installed by Tenant pursuant to the preceding provisions of this Section 8 shall be deemed to be Alterations governed by the terms and conditions of the Lease. Notwithstanding anything to the contrary set forth elsewhere in this Lease, upon the written request of Landlord made at any time at or prior to the expiration date of the Term or the sooner termination thereof in accordance with this Lease, Tenant, at Tenant's sole cost and expense, shall remove any such condensers installed by Tenant at the expiration date of the Term or the sooner termination thereof in accordance with this Lease.

                                   EXHIBIT C
                                   ---------

                             RULES AND REGULATIONS
                             ---------------------

     The following rules and regulations have been formulated for the safety and well-being of all the tenants and become effective upon occupancy. Strict adherence to these rules and regulations is necessary so that each and every tenant will enjoy safe and unannoyed occupancy. Any repeated or continuing violation of these rules and regulations by Tenant after notice from Landlord, shall be sufficient cause for termination of this Lease at the option of Landlord.

     Landlord may, upon request by any tenant, waive compliance by such tenant of any of the rules and regulations set forth in this Exhibit C provided that:
                                                      ---------
(i) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent; (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord; and (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the foregoing rules and regulations unless such other tenant has received a similar waiver in writing from Landlord.

     1. The sidewalks, entrances, passages, courts, vestibules, stairways, and other parts of the Building not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from any tenant's premises. Landlord shall have the right to control and operate the public portions of the Park, and the facilities furnished for the common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to its premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors, elevators, and other public portions or facilities of the Park.

     2. No signs, awnings or other projections shall be attached to the outside walls of any building without the prior written consent of Landlord. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior consent of Landlord. Such signs, awnings, projections, curtains, blinds, screens and other fixtures shall be of a quality, type, design and color approved by Landlord and shall be attached in a manner approved by Landlord.

     3. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in any interior Common Area without the prior written consent of Landlord.

     4. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. The cost of repairing all damages resulting from any misuse of the fixtures by a tenant or any of its agents, employees, contractors, servants, visitors or licensees shall be paid by such tenant.

     5. There shall be no marking, painting, drilling into or in anyway defacing any part of the Premises or the Building. No boring, cutting or stringing or wires shall be permitted. No tenant shall construct, maintain, use or operate within its Premises or elsewhere within or on the outside of the Building, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system.

     6. Tenant will fill out move-in/move-out sheets and will return such sheets signed and dated within ten (10) days of moving in or out of the Premises.

     7. No animals, birds or pets of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant on its premises except for a tenant's employee's own use. No tenant shall cause or permit any unusual or objectionable odors to be produced or permeate from its premises.

     8. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or any neighboring building or premises or with any person having business with such occupants. No tenant shall throw anything out of the doors or windows or down the corridors or stairs.

     9. Except as otherwise provided in this Lease, no inflammable, combustible, or explosive fluid, chemical or radioactive substance shall be brought or kept upon the Premises.

     10. No additional locks or bolts of any kind shall be placed upon any of the doors, or windows, by any tenant, nor shall any changes be made in existing locks or the mechanism thereof without prior approval from Landlord. Each tenant shall, upon termination of its tenancy, restore to Landlord all keys of stores, offices, storage, and toilet rooms either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished such tenant shall pay to Landlord the cost of replacement thereof.

     11. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which Landlord or its authorized agent may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Premises and to exclude from the Premises all freight which violates any of these rules and regulations or the Lease.

     12. Any person employed by any tenant to do janitorial work within its premises must obtain Landlord's consent and such person shall, while in the Building and outside of the premises, comply with all instructions issued by the superintendent of the Building. No tenant shall engage or pay any employees on its premises, except those actually working for such tenant on its premises.

     13. No tenant shall purchase spring water, ice, coffee, soft drinks, towels, or other like service, from any company or persons whose repeated violations of these rules and regulations have caused, in Landlord's opinion, a hazard or nuisance to the Park and/or its occupants.

     14. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building management. Landlord may at its option require all persons admitted to or leaving the Building between the hours of 6 p.m. and 8 a.m., Monday through Friday, and at all times on Saturday, Sunday, and legal holidays, to register. Each tenant shall be responsible for all persons for whom he authorizes entry into or exit out of the Building and shall be liable to Landlord for all acts of such persons.

     15. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

     16. No tenant shall occupy or permit any portion of its premises to be used or occupied for the possession, storage, manufacture, or sale of liquor, narcotics, tobacco in any form, or as a barber or manicure shop, or as an employment bureau, unless said tenant's lease expressly grants permission to do so. No tenant shall engage or pay any employees on its premises, except those actually working for such tenant on said premises, nor advertise for laborers giving an address at said premises.

     17. Landlord's employees shall not perform any work for Tenant or do anything outside of their regular duties, unless under special instruction from the management of the Park.

     18. Canvassing, soliciting, and peddling on the Premises is prohibited and Tenant shall cooperate to prevent the same.

     19. No plumbing or electrical fixtures shall be installed by any Tenant without the prior written consent of Landlord.

     20. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

     21. Where carpet is installed over access plates to under-floor ducts, Tenant will be required, at Tenant's expense, to provide access to said access plates when necessary.

     22. Mats, trash, or other objects shall not be placed in the public corridors.

     23. Tenant shall not overload the floors or exceed the maximum floor weight limits of the Premises.

     24. If Landlord designates a certain portion of parking area for employee parking, Tenant covenants that it will require its employees to park in such area to the extent of spaces available. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

     25. Tenant shall, to the greatest extent possible, to park commercial vehicles, trucks and equipment at the rear of the Building and to prevent any vehicles from blocking traffic lanes in front of the Building. Tenant shall not have inoperative or non-registered vehicles stored in the parking lot for longer than twenty-four (24) hours.

     26. Tenant shall conduct any vehicle or machine repair, painting, or similar work only inside the Premises.

     27. Tenant shall not operate any machinery in the Premises which may cause vibration or damage to the Premises; or use a loudspeaker which can be heard outside the Premises, or to extend curb service to customers.

                                   EXHIBIT D
                                   ---------

                               [Bank Letterhead]

                         IRREVOCABLE LETTER OF CREDIT
                         ----------------------------

                                    (Date)


Our Letter of Credit No.________________________

To:


JBG/Spring Park Limited Partnership
c/o JBG Properties, Inc.
2751 Prosperity Avenue, Suite 150
Fairfax, Virginia   22031
Attention:  Mr. Thomas E. Finan, Portfolio Manager


Dear Sir:


     We hereby authorize you to draw on us for the account of Exodus Communications, Inc., a California corporation, in the aggregate amount not exceeding $125,000.00, available by your draft or drafts at sight accompanied by:

     1.   The original of this letter of credit.

     2. A written statement executed by JBG/Spring Park Limited Partnership stating: "(a) Exodus Communications, Inc., a California corporation ("Tenant"), is in default with respect to one or more of its obligations and agreements pursuant to that certain Deed of Lease dated June __, 1997 between JBG/Spring Park Limited Partnership ("Landlord"), as lessor, and Tenant, as lessee with respect to certain premises in Herndon, Virginia in the building known as 470 Spring Park Place, and such default or defaults have continued after the giving of all required notices by Landlord to Tenant and the expiration of all applicable cure periods; and (b) Landlord is authorized to draw upon this letter of credit."

     All drafts must be drawn and negotiated not later than __________________, 199_ at our counters.

     Each draft must state that it is "Drawn under Letter of Credit No. _______________ [state name of bank] dated _____________________, 199_" and the amount thereof must be endorsed on this letter of credit.

     This credit is subject to the "Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce, Publication No. 500."

     We hereby engage with you that each draft drawn under and within the terms and the amount of this credit, and accompanied by the documents specified herein, will be duly honored upon presentation to the drawee.


                              Very truly yours,


                              [Insert Name of Bank]


                              By:_______________________________________________
                                        Authorized Signature


                                      D-2